UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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INVENTURE FOODS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5415 East High Street

Suite 350

Phoenix, Arizona 85054

April 20, 2015

Dear Stockholder:

You are cordially invited to attend this year’s Annual Meeting of Stockholders of Inventure Foods, Inc. on Wednesday, May 20, 2015, at 8:30 a.m., local time.  The meeting will be held at the Arizona Biltmore, located at 2400 East Missouri Avenue, Phoenix, Arizona 85016.  The meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of 2015 Annual Meeting of Stockholders, followed by presentations and a report on our operations.

The Notice of 2015 Annual Meeting of Stockholders and the 2015 Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter.  A copy of our 2014 Annual Report to Stockholders is also enclosed for your information.  The Notice of 2015 Annual Meeting of Stockholders, the 2015 Proxy Statement and the 2014 Annual Report to Stockholders are also available on the Company’s website at www.inventurefoods.com on the “SEC Filings” section of the “Investor Relations” page.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. After reading the 2015 Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope.  If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person.  If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the 2015 Annual Meeting.

Sincerely yours,

/s/ Terry McDaniel
Chief Executive Officer

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	8:30 a.m., local time, on Wednesday, May 20, 2015

Place:	Arizona Biltmore, 2400 East Missouri Avenue, Phoenix, Arizona 85016

Items of Business:	(1)	To elect seven Directors to hold office until the next annual meeting and until their respective successors are elected and qualified.

	(2)	To approve the Inventure Foods, Inc. 2015 Equity Incentive Plan.

	(3)	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2015.

	(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Adjournments and Postponements:

Any action on the items of business described above may be considered at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) at the time and on the date specified above or at any time and date to which the 2015 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote at the 2015 Annual Meeting and any adjournments or postponements thereof if you were a stockholder at the close of business on April 6, 2015.

Meeting Admission:

You are entitled to attend the 2015 Annual Meeting only if you were a stockholder of Inventure Foods, Inc. as of the close of business on the Record Date or hold a valid proxy to vote at the 2015 Annual Meeting.  Since seating is limited, admission to the 2015 Annual Meeting will be on a first-come, first served basis.  You should be prepared to present photo identification for admittance.

Voting:

Your vote is very important.  Whether or not you plan to attend the 2015 Annual Meeting, we encourage you to read the Proxy Statement for the 2015 Annual Meeting and submit your proxy or voting instructions as soon as possible.  For specific instructions on how to vote your shares, please refer to the instructions on the enclosed proxy card.

List of Stockholders:

For ten days prior to the 2015 Annual Meeting, a complete list of stockholders entitled to vote at such meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at our principal offices located at 5415 East High Street, Suite 350, Phoenix, Arizona 85054.

Recommendation of the Board of Directors:	The Board of Directors of Inventure Foods, Inc. recommends a vote “FOR” Items 1, 2 and 3.

By order of the Board of Directors,

/s/ Steve Weinberger
Secretary

April 20, 2015

IMPORTANT: Please mark, date and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope to assure that your shares are represented at the meeting.  If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2015:  Our 2015 Proxy Statement is enclosed.  Financial and other information concerning Inventure Foods, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 27, 2014.  A complete set of proxy materials relating to our 2015 Annual Meeting, consisting of the Notice of 2015 Annual Meeting of Stockholders, the 2015 Proxy Statement, the Proxy Card and the 2014 Annual Report to Stockholders, is available on the Internet and may be viewed at www.inventurefoods.com on the “SEC Filings” section of the “Investor Relations” page.

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(continued)

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INVENTURE FOODS, INC.

5415 EAST HIGH STREET

SUITE 350

PHOENIX, ARIZONA 85054

PROXY STATEMENT FOR 2015 ANNUAL MEETING
OF STOCKHOLDERS

TO BE HELD MAY 20, 2015

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2015 ANNUAL MEETING

Proxy Materials

Why am I receiving these materials?

The Board of Directors of Inventure Foods, Inc. (the “Company,” “Inventure Foods,” “we, “us” and “our”) has delivered printed versions of the proxy materials to you by mail on or about April 20, 2015, and has also made these materials available to you on the Internet, in connection with the solicitation of proxies for use at the Company’s 2015 Annual Meeting of Stockholders, which will take place on Wednesday, May 20, 2015 at 8:30 a.m., local time (the “2015 Annual Meeting”), at the Arizona Biltmore, 2400 East Missouri Avenue, Phoenix, Arizona 85016.  As a stockholder, you are invited to attend the 2015 Annual Meeting and are requested to vote on the proposals described in this Proxy Statement for the 2015 Annual Meeting (this “2015 Proxy Statement”).  This 2015 Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is included in these materials?

The proxy materials include:

•                  This 2015 Proxy Statement for the 2015 Annual Meeting;

•                  Our 2014 Annual Report to Stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 27, 2014 (the “2014 Annual Report”); and

•                  The proxy card or a voting instruction card for the 2015 Annual Meeting.

How can I access the proxy materials over the Internet?

You have received printed copies of the proxy materials.  Our proxy materials are also available on our website at www.inventurefoods.com on the “Annual Report and Proxy” section of the “Investor Relations” page.

If you choose to receive our future proxy materials electronically, it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment.  If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to the website where those materials are available.  Your election to receive proxy materials electronically will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving notice of the availability of the proxy materials by e-mail will find instructions in that e-mail about how to obtain a paper copy of the proxy materials.  Stockholders who have previously submitted a standing request to receive paper copies of our proxy materials will receive a paper copy of the proxy materials by mail.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record:

•                  in certificate form; and

•                  in book-entry form.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of 2015 Annual Meeting of Stockholders (the “Notice of 2015 Annual Meeting”), this 2015 Proxy Statement and the 2014 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies.  This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of 2015 Annual Meeting, this2015 Proxy Statement and any accompanying documents, or if you hold stock of the Company in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Corporate Secretary of the Company by sending a written request to Inventure Foods, Inc., Corporate Secretary, 5415 East High Street, Suite 350, Phoenix, Arizona 85054, or by calling (623) 932-6200.

If you participate in householding and wish to receive, free of charge, a separate copy of the Notice of 2015 Annual Meeting, this 2015 Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Corporate Secretary of the Company as set forth above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Voting Information

What items of business will be voted on at the 2015 Annual Meeting?

The items of business scheduled to be voted on at the 2015 Annual Meeting are:

(1)                                 To elect seven Directors to hold office until the next annual meeting and until their respective successors are elected and qualified.

(2)                                 To approve the Inventure Foods, Inc. 2015 Equity Incentive Plan (the “2015 Plan”).

(3)                                 To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2015.

(4)                                 To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

We will also consider any other business that properly comes before the 2015 Annual Meeting.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

•                  “FOR” the election of each of the nominees for Director listed in Proposal One.

•                  “FOR” the approval of the 2015 Plan.

•                  “FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2015.

Who is entitled to vote at the 2015 Annual Meeting?

Only stockholders of record at the close of business on April 6, 2015 (the “Record Date”) will be entitled to vote at the 2015 Annual Meeting.  As of the Record Date, 19,549,796 shares of our common stock were outstanding and entitled to vote.  Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the seven Director nominees and one vote on each other matter.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the 2015 Annual Meeting will be available at the 2015 Annual Meeting and for ten days prior to the 2015 Annual Meeting for any purpose germane to the 2015 Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 5415 East High Street, Suite 350, Phoenix, Arizona 85054, by contacting the Corporate Secretary of the Company.

How can I vote if I own shares directly?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”).  Those stockholders should refer to “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you.  You may vote in the following ways:

•                  By Mail:  Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered to the Company prior to 11:59 p.m., local time, on Tuesday, May 19, 2015.  Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope; or

•                  In Person:  Attend the 2015 Annual Meeting and vote your shares in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions.

If you vote by mail without giving specific voting instructions, your shares will be voted:

•                  “FOR” Proposal One — The election of the seven nominees named herein to the Board of Directors.

•                  “FOR” Proposal Two — The approval of the 2015 Plan.

•                  “FOR” Proposal Three — The ratification of the appointment of our independent registered public accounting firm.

If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board of Directors and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and your broker or nominee is considered the “stockholder of record” with respect to those shares.  Your broker or nominee should be forwarding these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the 2015 Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the 2015 Annual Meeting.  If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding as of the Record Date, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the 2015 Annual Meeting.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote in person at the 2015 Annual Meeting.  Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

Proposals	Vote Required	Broker Discretionary Voting Allowed
Proposal One — Election of Directors	Director nominees receiving the highest number of “FOR” votes	No
Proposal Two — Approval of the 2015 Plan	Majority of Votes Present and Entitled to Vote	No
Proposal Three — Ratification of Appointment of Moss Adams LLP	Majority of Votes Present and Entitled to Vote	Yes

For the election of Directors, the seven Director nominees who receive the highest number of “FOR” votes will be elected as Directors.  You may vote “FOR” or “WITHHOLD” with respect to each Director nominee.  Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention.  With respect to each of the other proposals, approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy.

What is the effect of abstentions and broker non-votes?

Shares not present at the meeting and shares voted “WITHHOLD” will have no effect on the election of Directors.  For each of the other proposals, abstentions will have the same effect as an “AGAINST” vote.  If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the election of Directors and the approval of the 2015 Plan.  Under the rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters.  Routine matters include the ratification of auditors.  Non-routine matters include the election of Directors and the approval of the 2015 Plan.  Banks and brokers may not vote on these proposals if you do not provide specific voting instructions.  Accordingly, we encourage you to vote promptly, even if you plan to attend the 2015 Annual Meeting.  In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Can I change my vote or revoke my proxy?

Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2015 Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with the Company’s Corporate Secretary, prior to your shares being voted at the 2015 Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the 2015 Annual Meeting and voting in person (although attendance at the 2015 Annual Meeting will not, by itself, revoke a proxy).

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the 2015 Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by the Company’s Corporate Secretary prior to the taking of the vote at the 2015 Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to the Company’s Corporate Secretary.

Who will count the votes?

Our Corporate Secretary, Steve Weinberger, will tabulate the votes and act as inspector of election.

Where can I find the voting results of the 2015 Annual Meeting?

We intend to announce preliminary voting results at the 2015 Annual Meeting and publish final results in a Current Report on Form 8-K report to be filed with the SEC within four business days of the 2015 Annual Meeting.

Attending the 2015 Annual Meeting

How can I attend the 2015 Annual Meeting?

You are entitled to attend the 2015 Annual Meeting only if you were a stockholder of the Company as of the Record Date.  Since seating is limited, admission to the meeting will be on a first come, first served basis.  If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 6, 2015, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

What happens if additional matters are presented at the 2015 Annual Meeting?

If any other matters are properly presented for consideration at the 2015 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2015 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.  The Company does not currently anticipate that any other matters will be raised at the 2015 Annual Meeting.

Who will bear the cost of soliciting votes for the 2015 Annual Meeting?

The Company will bear the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  If you choose to access the proxy materials over the Internet, you are responsible for Internet access charges you may incur.  In addition, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing.  Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our officers, Directors and employees.  No additional compensation will be paid to our officers, Directors or employees for such solicitation.

CORPORATE GOVERNANCE

Governance Information

Director Qualification Standards and Review of Director Nominees

The Board of Directors does not currently have a separate Nominating and Corporate Governance Committee.  On September 18, 2013, the Compensation Committee was reconstituted to perform functions similar to a Nominating and Corporate Governance Committee.  The Compensation Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors and is responsible for screening and reviewing potential Director candidates and recommending qualified candidates to the Board of Directors for nomination.  In identifying potential candidates, the Compensation Committee may rely on suggestions and recommendations from the Board of Directors, management, stockholders and others, and may also retain search firms for assistance.  The Board of Directors believes that this process is as effective in nominating qualified Director candidates as is instituting a separate committee under a separate charter.  Because the Board of Directors also believes that the Compensation Committee is in the best position to locate qualified candidates, the Board of Directors does not currently have a policy with regard to the consideration of any Director candidates recommended by stockholders.  Nominations from stockholders must be addressed and received in accordance with the instructions set forth under “Stockholder Proposals or Nominations to be Presented at Next Annual Meeting” later in this 2015 Proxy Statement in order to be included in the proxy statement relating to the next annual election of Directors.

Criteria for Board of Directors Membership

Board of Directors candidates, including Directors up for reelection, are considered based upon various criteria, including, but not limited to, broad-based business and professional skills and experience, understanding of the Company’s business and markets, concern for the long-term interests of our stockholders, personal integrity, freedom from conflicts of interest, sound business judgment, and time available to devote to Board of Directors’ activities.  The Board of Directors has not established any specific minimum qualification standards for nominees to the Board of Directors, although from time to time the Board of Directors may identify certain skills or attributes as being particularly desirable to help meet specific Board of Director needs that have arisen.  While the Board of Directors does not have a formal diversity policy for Board membership, the Board seeks Directors who represent a mix of backgrounds and experiences that will enhance the quality of the deliberations and decisions of the Board of Directors.  In addition, the Board of Directors is committed to considering candidates for the Board regardless of gender, ethnicity and national origin.  We believe that the considerations and the flexibility of our nomination process have created Board diversity of a type that is effective for our Company.

Director Independence

The Board of Directors has determined that, other than Terry McDaniel, our Chief Executive Officer (“CEO”), and Mr. Edmonson, each of the current members of the Board of Directors is an “independent director” for purposes of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the term relates to membership on the Board of Directors and the various committees of the Board of Directors.  Nasdaq’s independence definition includes a series of objective tests, such as that the Director has not been an employee of the Company within the past three years and has not engaged in various types of business dealings with the Company.  In addition, as further required by Nasdaq rules, our Board has made an affirmative subjective determination as to each independent Director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.  In making these determinations, the Board reviewed and discussed information provided by the Directors and us with regard to each Director’s business and personal activities as they may relate to the Company and our management.  On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her family, have a direct or indirect material interest.

In May 2014, the Board of Directors determined that the amount of payments from the Company to Vidalia Brands, Inc. would likely exceed the $200,000 threshold as of the end of fiscal year 2014 and result in Mr. Edmonson no longer being an independent director.  For more information with respect to the related party transaction with Mr. Edmonson, see the “Certain Relationships and Related Transactions” section of this 2015 Proxy Statement.  Accordingly, the Board of Directors concluded that it was in the best interests of the Company and our stockholders that Mr. Edmonson transition off of the Audit and Compensation Committees.  As a result, Mr. Edmonson resigned from such committees effective May 14, 2014.

Based upon all of the elements of independence set forth in the Nasdaq Listing Rules, the Board of Directors has determined that each of the following current non-employee Directors is independent and has no relationship with the Company, except as a Director and stockholder of the Company:

Ashton D. Asensio	Paul J. Lapadat
Timothy A. Cole	David L. Meyers
Harold S. Edwards

The Board of Directors has also determined that Itzhak Reichman (who served as a Director until he resigned on May 14, 2014) was independent at the time he served as a Director.

Board of Directors Leadership Structure

The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management.  The Board of Directors understands that there is no single, generally accepted approach to providing Board of Directors leadership, and that given the dynamic and competitive environment in which we operate, the right Board of Directors leadership structure may vary as circumstances warrant.  We currently separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for meetings of the Board of Directors and presides over meetings of the full Board of Directors.  The Board of Directors believes this leadership structure is optimal for the Company at the current time.  The Board of Directors also believes that the current leadership structure provides independent oversight and management accountability through regular executive sessions of the independent Directors and which are chaired by the Chairman of the Board of Directors, as well as through a Board of Directors composed of a majority of independent Directors.

In the event that our Chief Executive Officer is also the Chairman of the Board of Directors, our independent Directors would elect a Lead Independent Director to be responsible for coordinating the activities of the other independent Directors and perform various other duties.

Board of Directors Role in Risk Oversight

Mr. David L. Meyers has served as Chairman of our Board of Directors since September 18, 2013, Mr. Ashton D. Asensio has served as Chairman of our Audit Committee since 2006, and Mr. Paul J. Lapadat has served as Chairman of our Compensation Committee since September 18, 2013.  Messrs. Meyers, Asensio and Lapadat provide strong independent leadership in their respective functions.  It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company, but the Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company.  Our Chairman of the Board of Directors and our Audit Committee and Compensation Committee help facilitate this oversight function.  The full Board of Directors considers strategic risks and opportunities and regularly reviews enterprise-wide risk management, including food safety, internal controls, compliance and ethics, insurance, and operations.  Our Audit Committee regularly reviews risks related to internal controls over financial reporting and periodically reviews risks related to cybersecurity matters, and our Compensation Committee regularly reviews risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements for executive officers.  Please refer to the “Executive Compensation — Our Executive Compensation Program Framework — The Decision Making Process — Compensation Policies and Practices as Related to Risk Management” section elsewhere in this 2015 Proxy Statement for further details regarding risks relating to the design of compensation programs and arrangements for executive officers.  The full Board of Directors regularly receives detailed reports from the Audit Committee and Compensation Committee regarding risk oversight in their areas of responsibility.

Executive Sessions

Non-management Directors generally meet in executive session without management present each time the Board of Directors holds its regularly scheduled meetings.  In lieu of a regularly presiding Director, these executive sessions are presided over by the Chairman of the Board of Directors.  It is contemplated that at least twice each year, in conjunction with regularly scheduled Board of Directors meetings, the Board of Directors will hold an executive session at which only those Directors who are “independent,” within the meaning of currently applicable Exchange Act rules and Nasdaq rules, are present.

Stockholder Communications with Directors

Stockholders who wish to communicate with the Board of Directors, the non-management Directors or an individual Director may do so by sending a letter to the Corporate Secretary of the Company at 5415 East High Street, Suite 350, Phoenix, Arizona 85054.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.”  The Corporate Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, relate to routine or insignificant matters that do not warrant the attention of the Board of Directors, are frivolous or offensive, or are otherwise inappropriate.  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all or individual members of the Board of Directors.  The Corporate Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors.

Indemnification of Directors and Officers

As required by our Amended and Restated Bylaws (“Bylaws”), we indemnify our Directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company.

Policies on Business Conduct and Ethics

All of our employees, including our Chief Executive Officer and Chief Financial Officer, are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner.  These policies form the foundation of a process that includes compliance with corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a commitment to full compliance with all laws and regulations affecting the Company’s business.  Our policies and procedures cover all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics.  As required by the Sarbanes-Oxley Act of 2002, our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Company’s Chief Executive Officer, Chief Financial Officer, executive management members and finance managers (the “Financial Leaders”) are also required to abide by our supplemental Financial Code of Ethics.  The supplemental Financial Code of Ethics sets forth specific policies to guide the Financial Leaders in the performance of their duties, including policies addressing compliance with laws, rules and regulations, conflicts of interest, and disclosures in the Company’s periodic reports and other public communications.

The full text of both the Code of Business Conduct and Ethics and the supplemental Financial Code of Ethics are posted on the “Investor Relations — Governance Documents” section of our website at www.inventurefoods.com.

We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website as promptly as practicable, as may be required under applicable SEC and Nasdaq rules and, to the extent required, by filing Current Reports on Form 8-K with the SEC disclosing such information.

Board and Committee Membership

Meetings of the Board of Directors and Committees

The Board of Directors held nine meetings during the fiscal year ended December 27, 2014.  The Board of Directors has two standing committees:  an Audit Committee and a Compensation Committee.  On September 18, 2013, the Compensation Committee was reconstituted to also perform functions similar to a Nominating and Corporate Governance Committee.  During fiscal year 2014, each of our Directors, other than Itzhak Reichman (who served as a Director until he resigned on May 14, 2014), attended at least 75% of the total number of meetings of the Board of Directors and all of the committees of the Board of Directors on which such Director served during that period.

The following table sets forth the standing committees of the Board of Directors and the members of each committee of the Board of Directors for fiscal year 2014:

Director(1)	Audit Committee	Compensation Committee
Ashton D. Asensio(2)	Chair	—
Timothy A. Cole(3)	—	Current Member
Macon Bryce Edmonson(4)	Former Member	Former Member
Harold S. Edwards(5)	Current Member	—
Paul J. Lapadat(6)	Current Member	Chair
David L. Meyers(7)	—	Current Member
Itzhak Reichman(8)	—	—
Total meetings during fiscal year 2014	Five	Six

(1)  Our Chairman of the Board of Directors is invited to attend each committee meeting in which he was not already a member in an ex officio role.

(2)  Mr. Asensio is Chair of the Audit Committee.  He attended all five meetings of the Audit Committee held during fiscal year 2014.

(3)  Mr. Cole joined the Board of Directors and became a member of the Compensation Committee effective May 14, 2014.  He attended all four meetings of the Compensation Committee held during fiscal year 2014 after his appointment to such committee.

(4)  Mr. Edmonson was a member of the Audit Committee and the Compensation Committee until he resigned from such committees effective May 14, 2014.  He attended all three meetings of the Audit Committee and all two meetings of the Compensation Committee held during fiscal year 2014 prior to his resignation from such committees.

(5)  Mr. Edwards joined the Board of Directors and became a member of the Audit Committee effective May 14, 2014.  He attended all two meetings of the Audit Committee held during fiscal year 2014 after his appointment to such committee.

(6)  Mr. Lapadat is Chair of the Compensation Committee and a member of the Audit Committee.  He attended all five meetings of the Audit Committee and all six meetings of the Compensation Committee held during fiscal year 2014.

(7)  Mr. Meyers is a member of the Compensation Committee.  He attended all six meetings of the Compensation Committee held during fiscal year 2014.

(8)  Mr. Reichman resigned from the Board of Directors effective May 14, 2014.

Audit Committee

The current members of the Audit Committee are Messrs. Asensio (Chair), Edwards and Lapadat.  Each of the members of the Audit Committee is independent for purposes of the Nasdaq Listing Rules as they apply to audit committee members.  The Board of Directors has determined that Mr. Asensio qualifies as an audit committee financial expert under the rules of the SEC.  The Audit Committee has the responsibility to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements, the qualification and independence of the Company’s independent auditors, and the performance of the independent auditors.  Management has primary responsibility for the Company’s financial statements, reporting process and internal controls, and the Company’s independent auditors are responsible for auditing the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion as to whether the Company’s financial statements are, in all material respects, presented fairly in conformity with such principles.  The Audit Committee oversees the Company’s financial reporting process, hires and sets the compensation of the Company’s independent auditors, pre-approves all audit and non-audit engagements of the Company’s independent auditors and related party transactions, reviews reports from the Company’s independent auditors and the Company’s financial statements, monitors and informs the Board of the Company’s accounting policies and internal controls, reviews the scope of the audit, and monitors the quality and objectivity of the Company’s financial statements and the independence of the Company’s independent auditors.  In addition, pursuant to its charter, the Audit Committee performs an annual evaluation of the adequacy of the Audit Committee’s charter.  A copy of the Audit Committee charter is available on our website, www.inventurefoods.com, by choosing the “Investor Relations” and then “Governance Documents” links.  Additional information regarding the Audit Committee is set forth in the “Report of the Audit Committee” immediately following Proposal Three.

Compensation Committee

The current members of the Compensation Committee are Messrs. Lapadat (Chair), Cole and Meyers.  The Board has determined that each of the Compensation Committee members is an outside Director within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a non-employee Director under Rule 16b-3 under the Exchange Act, and “independent” within the meaning of currently applicable Exchange Act rules and Nasdaq rules.  The Compensation Committee evaluates the performance and reviews and approves the compensation of our executive officers, including our Chief Executive Officer.  Please refer to the “Compensation Discussion and Analysis” section of this 2015 Proxy Statement for further details regarding the Company’s compensation program.  A copy of the Compensation Committee charter is available on our website, www.inventurefoods.com, by choosing the “Investor Relations” and then “Governance Documents” links.

The Compensation Committee also reviews, approves and recommends to the Board of Directors for approval the compensation of the members of the Board of Directors.  In approving Director compensation, the Compensation Committee considers the anticipated number of meetings of the Board of Directors and its Committees and data regarding Director compensation for similar size companies in similar industries.

On September 18, 2013, the Compensation Committee was reconstituted to perform functions similar to a Nominating and Corporate Governance Committee.  As such, the Compensation Committee also considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates.

The Compensation Committee may retain outside compensation consulting firms to assist in the evaluation of executive officer and non-employee Director compensation, and has the authority to obtain advice and assistance from internal or external legal, accounting and other consultants.

During fiscal 2014, the Compensation Committee worked with two separate outside compensation consulting firms who were engaged to assist the Compensation Committee with certain executive compensation matters for the Company.  Specifically, pursuant to the authority granted to it in its charter, in January 2014, the Compensation Committee retained River Rock Partners (“River Rock”)

to assist the Compensation Committee with the Company’s annual bonus plan for fiscal year 2014 (the “2014 Bonus Plan”).  In addition, in April 2014, the Compensation Committee retained Mercer (“Mercer”) as its executive compensation consultant.

Both River Rock and Mercer were engaged by the Compensation Committee pursuant to separate written consulting agreements with the Compensation Committee.  In their respective roles as consultants to the Compensation Committee, River Rock and Mercer reported directly, and were accountable, to the Compensation Committee.

Under the terms of the River Rock engagement, River Rock assisted the Compensation Committee in developing the Company’s 2014 Bonus Plan, which set forth recommended objectives and metrics, and a basic plan structure.   Under the terms of the Mercer engagement, Mercer conducted a competitive benchmarking review for select senior executives of the Company and provided recommendations to the Compensation Committee regarding base compensation, target bonus, target total cash, long-term incentives value and design and target total executive compensation.  The fees paid to each of River Rock and Mercer in fiscal 2014 were less than $120,000.  Neither River Rock nor Mercer provided any other services to the Company during fiscal 2014.

None of the Company’s management participated in the Compensation Committee’s decision to retain River Rock or Mercer.  Each of River Rock and Mercer reported directly to the Compensation Committee.  The Compensation Committee has the authority to replace its consultants or hire additional consultants at any time.  River Rock did not attend any Compensation Committee meetings and was not asked to do so.  Mercer attended meetings of the Compensation Committee, as requested, and communicated with the Compensation Committee Chairman between meetings.  The Compensation Committee made all decisions regarding the compensation of the Company’s executive officers.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that River Rock and Mercer are independent in providing executive compensation consulting services.  The Compensation Committee conducted a specific review of its relationship with River Rock and Mercer in 2014, and determined that their work for the Compensation Committee did not raise any conflicts of interest, consistent with the rules and guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the SEC and Nasdaq.  In making this determination, the Compensation Committee noted that during 2014:

•                  Neither River Rock nor Mercer provided any services to the Company or its management other than service to the Compensation Committee, and its services were limited to executive compensation consulting.  Specifically, neither River Rock nor Mercer provided, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resource outsourcing.

•                  Fees from the Company were less than 1% of each of River Rock’s and Mercer’s total revenue.

•                  Each of River Rock and Mercer maintains a Conflicts Policy with specific policies and procedures designed to ensure independence.

•                  No River Rock or Mercer consultants who worked on Company matters had any business or personal relationship with Compensation Committee members.

•                  No River Rock or Mercer consultants who worked on Company matters had any business or personal relationship with executive officers of the Company.

•                  No River Rock or Mercer consultants who worked on Company matters directly own Company stock.

The Compensation Committee monitors the independence of its compensation consultant on a periodic basis.  Please refer to “Executive Compensation” elsewhere in this 2015 Proxy Statement for additional details regarding the Company’s compensation consultants.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by Directors taking into account the Directors’ schedules.  All Directors are encouraged to attend our 2015 Annual Meeting.  All of our current Directors attended our last annual meeting of stockholders held on May 14, 2014.

PROPOSAL ONE

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Bylaws of the Company provide that the number of Directors constituting the Board of Directors shall be determined by resolution of the Board of Directors at any meeting or by the stockholders at an annual meeting.  The Board of Directors of the Company has set the number of Directors comprising the Board of Directors at seven.

There are seven nominees for Director to be voted on at the 2015 Annual Meeting.  Each Director to be elected will hold office until the next annual meeting and until his respective successor is elected and qualified.  If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

The seven nominees receiving the highest number of “FOR” votes will be elected as Directors.  A “WITHHOLD” vote will have no effect on the vote.

The Board of Directors recommends that you vote “FOR” the Director nominees named below.

Director Nominees

The table below sets forth the names and ages of the Director nominees and, where applicable, the year each first became a Director of the Company.

Name	Age	Year First Became a Director of the Company
Ashton D. Asensio	70	2006
Timothy A. Cole	57	2014
Macon Bryce Edmonson	60	2006
Harold S. Edwards	49	2014
Paul J. Lapadat	49	2013
Terry McDaniel	58	2008
David L. Meyers	69	2013

The following information relates to each person nominated to be a Director, which collectively constitute all of the Directors of the Company whose terms will continue after the 2015 Annual Meeting.  Where applicable, the information includes any publicly traded company directorships and certain other directorships held by each Director during the past five years.

Ashton D. Asensio.  Mr. Asensio has served as a Director of the Company since February 2006 and was appointed Chairman of the Audit Committee in July 2006.  Mr. Asensio is a financial and operations consultant.  From January 2009 to June 2013, he served as Chief Financial Officer of Security Alarm Financing Enterprises, L.P., a California security alarm account aggregator.  From 2003 to January 2009, Mr. Asensio was a financial and operations consultant.  From March 2005 to January 2009, Mr. Asensio provided consulting services to American Pacific Financial Corp., a Grand Terrace, California-based asset management firm (“APFC”) and various entities in which APFC had an ownership interest, including Realty Information Systems, Inc., a franchising organization (“RIS”).  From August 2005 to February 2006, Mr. Asensio served as Chief Financial Officer of RIS.  On March 28, 2008, an involuntary action was filed against RIS under Chapter 7 of the Bankruptcy Code, 11 U.S.C. Section 101, et. seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Nevada.  RIS disputed the petition, but subsequently consented to relief under Chapter 11 of the Bankruptcy Code on July 15, 2008.  APFC and its affiliates prevailed as the successful credit bidder for the RIS assets in a sale pursuant to an order of the Bankruptcy Court on December 30, 2008.  From March 1, 2008 through December 31, 2008, Mr. Asensio provided services to RIS as a consulting Chief Financial Officer under a consulting arrangement with RIS.  From 1972 to 1979, Mr. Asensio was an audit manager for Peat Marwick Mitchell.  Mr. Asensio received his Bachelor of Science degree in Accounting from Florida Atlantic University and received his Master of Accounting degree from Florida State University.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. Asensio should serve as a Director in light of our business and structure were his advanced accounting education and extensive experience as a former certified public accountant and audit manager with a major independent auditing firm, and recent engagements as a Chief Financial Officer or financial consultant for private companies.

Timothy A. Cole.  Mr. Cole most recently served as Executive Vice President of Sales at Del Monte Foods, Inc., a Fortune 500 consumer packaged foods company, from 2004 until his retirement in 2014.  From 1979 to 2004, Mr. Cole held a variety of positions with The Quaker Oats Company, now a unit of PepsiCo, Inc., where he became Vice President of National Accounts for the United States.  Mr. Cole received his Bachelor of Science degree in Marketing from Florida State University and currently serves on the Board of Governors at Florida State University.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. Cole should serve as a Director in light of our business and structure were his senior executive experience with top consumer packaged goods companies and his experience as a sales executive, which experience the Board of Directors did not have previously.

Macon Bryce Edmonson.  Mr. Edmonson has served as a Director of the Company since July 2006 and was the Chairman of the Compensation Committee from October 2008 until September 2013.  Mr. Edmonson is currently the Chief Executive Officer of Bland Farms, LLC, a large multinational farming and sales operation based in Glennville, Georgia.  Bland Farms is principally engaged in the production and sales of sweet onions.  Mr. Edmonson served as a Senior Vice President in charge of the North American business of Del Monte Fresh Produce Company from 1995 to 2005 and, since mid-2005, has been a consultant for the food industry helping companies realign their strategies and position themselves for growth in the North American market.  On January 26, 2012, Arroyo Farming Partners LLC, an entity in which an affiliate of Mr. Edmonson is a 25% partner, voluntarily filed under Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona.  Mr. Edmonson received Bachelor and Master of Science degrees in Entomology from the University of Florida and a Masters of Business Administration in Marketing from the University of Miami.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. Edmonson should serve as a Director in light of our business and structure were his advanced business education and extensive experience as a former officer of a major consumer food product company, and his ongoing consultant work in the food industry.

Harold S. Edwards.  Mr. Edwards has been President and Chief Executive Officer of Limoneira Company, a company listed on the NASDAQ Global Select Market, since November 2003.  Previously, Mr. Edwards was the President of Puritan Medical Products, a division of Airgas, Inc.  Prior to that, Mr. Edwards held management positions with Fisher Scientific International, Inc., Cargill, Inc., Agribrands International and the Ralston Purina Company.  Mr. Edwards is currently a member of the board of directors of Limoneira Company; Calavo Growers, Inc., a company listed on the NASDAQ Global Select Market; and Compass Diversified Holdings LLC, a company listed on the New York Stock Exchange.  Mr. Edwards is a graduate of Lewis and Clark College and the Thunderbird School of Global Management where he earned a Masters of Business Administration.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. Edwards should serve as a Director in light of our business and structure were his senior leadership with multiple food companies, his experience as a public company chief executive officer and serving on public company boards, his extensive agricultural experience, which ties into the Company’s frozen fruit and vegetable business, and his extensive financial background.

Paul J. Lapadat.  Mr. Lapadat has served as a Director of the Company since May 2013 and was appointed Chairman of the Compensation Committee in September 2013.  Since 2010, Mr. Lapadat has been Chief Executive Officer of Flagstone Foods, formerly Snacks Holding Corporation.  In November 2010, Gryphon Investors, a San Francisco-based private equity firm, purchased Ann’s House of Nuts and Amport Foods, and appointed Mr. Lapadat as Chief Executive Officer.  Flagstone Foods is the parent company of Ann’s House of Nuts and Amport Foods, both industry leading private label snack food companies competing in the trail mix, dried fruit, snack nuts and wholesome snacks segments.  From 2004 to 2010, Mr. Lapadat served as President and Chief Operating Officer of the $2 billion Snack Foods Group for ConAgra Foods, a Fortune 500 consumer packaged goods company whose brands include Orville Redenbacher’s™, Slim Jim™, DAVID™ Sunflower Seeds, ACT II™ and Crunch ‘n Munch™ along with the Store Brands Division.  Previously, Mr. Lapadat served as General Manager of ConAgra’s Store Brands Division from 2001 to 2003, where he managed over 20 private label categories.  Prior to ConAgra, Mr. Lapadat held multiple positions of increasing responsibility in Marketing and Brand Management for The Pillsbury Company and Kraft Foods.  Prior to these positions, Mr. Lapadat began his career in Finance at General Mills.  Directorships include service on the board of directors of Flagstone Foods from 2010 to present and the Snacks Foods Association in 2009.  Mr. Lapadat received his Bachelor of Arts degree in Accounting from the University of St. Thomas and a Masters of Business Administration in Marketing and General Management from UCLA Anderson School of Management.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. Lapadat should serve as a Director in light of our business and structure were his accounting and marketing education, his extensive experience in finance, sales, marketing and general management for Fortune 500 consumer packaged foods companies, and his strong expertise in strategic planning, acquisitions and divestitures, restructuring, business turnaround, supply chain optimization, risk management and SAP implementation.

Terry McDaniel.  Mr. McDaniel has served as a Director and Chief Executive Officer of the Company since May 2008 and as Chief Operating Officer from April 2006 to April 2008.  Since May 2008, Mr. McDaniel has served on the Board of Directors of Foster Farms Dairy, the largest privately owned dairy in California, and currently serves as its lead director and Chair of the Compensation Committee.  Mr. McDaniel served as Chairman of the Snack Food Association from March 2009 to March 2010, and served on its executive committee from March 2007 to March 2012.  Mr. McDaniel has served on the Chairman’s Advisory Committee of the Grocery Manufacturers Association, most recently since 2006.  From September 2003 to April 2006, Mr. McDaniel was President and a director of MSLI Worksite Benefits, a company that marketed voluntary benefits through the worksite to Fortune 1000 companies.  From 1998 to 2003, Mr. McDaniel served as President, Chief Executive Officer and a director of Wise Foods, Inc.  Prior to 1998, Mr. McDaniel served as Vice President of Sales and Marketing for Wise Foods, Inc., and as Vice President of Sales and Distribution for Haagen-Dazs Company, Inc.  Prior to these positions, he held sales leadership positions for companies such as the

Nestle Corporation, Tropicana Products, Inc. and Unilever.  Mr. McDaniel received a bachelor’s degree in business and a Masters of Business Administration from Columbus State University.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. McDaniel should serve as a Director in light of our business and structure were his status as the only member of the Company’s senior management who serves on the Board of Directors, his advanced business education and his extensive leadership and operations experience as an officer and director of large companies in the consumer products, retail and food industries.

David L. Meyers.  Mr. Meyers has served as a Director of the Company since May 2013 and was appointed Chairman of the Board in September 2013.  Mr. Meyers is currently the Executive Vice President and Chief Financial Officer of Del Monte Foods, Inc., a Fortune 500 consumer packaged foods company, since February 2014.  Mr. Meyers was retired from 2011 until February 2014.  Mr. Meyers served as Executive Vice President and Chief Financial Officer of Del Monte Foods, Inc. from 1997 until his retirement in 2011.  Previously, Mr. Meyers served as Executive Vice President and Chief Financial Officer of a privately held consumer packaged goods company purchased by a private equity group from RJR Nabisco, Inc. from 1991 to 1997 and as Vice President of Finance from 1989 to 1991; as Vice President and Controller for the Ohlmeyer Communication division of RJR Nabisco from 1988 to 1989 and as Controller for the Del Monte division of RJR Nabisco from 1987 to 1988; and as Director of Finance for Nabisco Brands from 1982 to 1987.  From 1975 to 1982, Mr. Meyers served in material management, manufacturing controller, manager of corporate accounting, plant controller and cost accountant capacities for Standard Brands, Inc., including its Planters Peanuts Division and Clinton Corn Processing Division.  Mr. Meyers has served on the board of directors for Lineage Logistics Holdings, LLC since 2014.  Since 2008 to 2013, Mr. Meyers served on the board of directors and chairman of the audit committee for Foster Dairy Farms.  Since 2011 to January 2014, Mr. Meyers served on the board of directors for Location Based Technologies, a GPS location device developer.  He also served on the board of directors for Bay Grove Capital, a private equity group, until 2014.  Previous directorships include service on the board of directors and chairman of the audit committee for Smart & Final during the one-year period prior to its sale to an affiliate of Apollo Management L.P. on May 31, 2007.  Mr. Meyers received his Bachelor of Arts degree in Business Administration from the University of Northern Iowa and served four years in the United States Air Force.

The specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that Mr. Meyers should serve as a Director in light of our business and structure were his strong knowledge of capital markets, his extensive experience in corporate and operations finance, business development, strategy, acquisitions and divestitures and his overall leadership skills focused on achieving high growth and low cost development of operations in the consumer products industry.

Executive Officers

In addition to Mr. McDaniel, the other current executive officers of the Company are:

Steve Weinberger, age 63, has served as Chief Financial Officer of the Company since August 2006.  From July 2004 to July 2006, Mr. Weinberger was Chief Financial Officer of Fiera Foods Co.  From 1999 to 2003, Mr. Weinberger was Senior Vice President of Finance at Canada Bread Company.  From 1979 to 1999, Mr. Weinberger was employed at Nabisco Canada, where he last served as Senior Vice President of Finance of the Christie Brown & Company division.  Mr. Weinberger received a Bachelor of Arts degree with honors and a Masters of Business Administration from York University.

E. Brian Foster, age 52, has served as Senior Vice President — Operations of the Company since October 2010.  From 2008 to October 2010, Mr. Foster was Executive Vice President — Global Operations of Colwell, Inc.  Mr. Foster served as Vice President — Operations of the Company from 2005 to 2008 and Plant Director (Bluffton, Indiana) of the Company from 2002 to 2005.  Mr. Foster received a Bachelor of Science degree and a Master of Science degree in Industrial Management from Clemson University.

Daniel W. Hammer, age 53, has served as Senior Vice President and General Manager of the Frozen division of the Company since May 2014.  Mr. Hammer recently served as Vice President of Michael Angelo’s Gourmet from February 2012 until December 2013.  From 2008 to 2011, he was Senior Vice President of Marketing at Schwan’s Consumer Brands.  Prior to that, Mr. Hammer worked at ConAgra Foods, Unilever, Snyder’s of Hanover and Nestle Foods.  Mr. Hammer holds a Bachelor of Business Administration degree from the University of Notre Dame.

Brad L. Rader, age 43, has served has Vice President and General Manager of Rader Farms of the Company since 2007, the responsibilities of which include farm management, grower relations and sales.  Prior to our acquisition of the farming operation and berry processing facility from Rader Farms, Inc. in May 2017,  Mr. Rader served as Vice President of Sales and Marketing for Rader Farms, Inc. from 1995 to 2007.  Mr. Rader received a bachelor of science in Agricultural Business Management from Oregon State University.

Steven Sklar, age 51, has served as the Senior Vice President and General Manager of the Snack division of the Company since December 2013.  Prior to such time, Mr. Sklar served as the Senior Vice President of Marketing of the Company from 2005 to December 2013.    Prior to that, Mr. Sklar was Director of Marketing for Au Bon Pain from 2002 to 2005, Director of Marketing for Legal Seafoods from 2001 to 2002, owner of Gourmet Food Marketing Company from 1998 to 2001, and Vice President — Marketing for MC Retail Foods from 1986 to 1996.  Mr. Sklar received a Bachelor of Science degree in Food Marketing from the University of Massachusetts.

There are no family relationships among any of our current Directors or executive officers.

PROPOSAL TWO

APPROVAL OF THE INVENTURE FOODS, INC. 2015 EQUITY INCENTIVE PLAN

(Item 2 on the Proxy Card)

At the 2015 Annual Meeting, the Company’s stockholders will be asked to approve the 2015 Plan.  The Board of Directors adopted the 2015 Plan on March 25, 2015, subject to and effective upon its approval by the Company’s stockholders.  The 2015 Plan is intended to replace our2005 Equity Incentive Plan (as amended, the “2005 Plan”), which would otherwise terminate automatically on the tenth anniversary of its initial adoption in May 2005.  If the stockholders approve the 2015 Plan, it will become effective on the day of the 2015 Annual Meeting, and no further awards will be granted under the 2005 Plan, which will be terminated.

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber.  One of the tools our Board of Directors regards as essential in addressing these human resource challenges is a competitive equity incentive program.  Our stock incentive program provides a range of incentive tools and sufficient flexibility to permit the Compensation Committee to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes.  We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders.

The 2015 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards.  Under the 2015 Plan, we will be authorized to issue up to 1,400,560 shares, increased by not more than 250,000 shares subject to any option or other award outstanding under the 2005 Plan that expires or is forfeited for any reason after the date of the annual meeting.

As of April 6, 2015, options were outstanding under the 2005 Plan for a total of 719,852 shares of our common stock with a weighted average exercise price of $5.30 per share and weighted average expected remaining term of approximately 6.3 years, and a total of`241,429 shares remained subject to unvested awards of restricted stock and restricted stock units outstanding under the 2005 Plan.  As of that date, a total of 1,050,560 shares remained available for the future grant of awards under the 2005 Plan.  The 2005 Plan will be terminated upon stockholder approval of the 2015 Plan.

The maximum aggregate number of shares we are requesting our stockholders to authorize under the 2015 Plan, including the approximately 1,050,560 shares currently remaining available for grant under our 2005 Plan that will be rolled-over to the 2015 Plan, would represent about 7.2% of the number of shares of our common stock outstanding on April 6, 2015 determined on a fully diluted basis.

Our Board of Directors considered a number of factors in determining the appropriate size of the 2015 Plan share authorization:

•                  recommendation of the Company’s compensation consultants; and

•                  sufficient shares to provide for needs of a reasonable incentive program for the next 4-5 years.  Because the 2015 Plan has a ten-year term, the Board of Directors expects that the stockholders will have future opportunities to reconsider the 2015 Plan.

Key features of the 2015 Plan of particular interest to our stockholders reflect best practices, including:

•                  stock options and stock appreciation rights may not be repriced without the approval of our stockholders;

•                  no discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights;

•                  except with respect to five percent (5%) of the maximum aggregate number of shares that may be issued under the 2015 Plan, vesting of awards based on service will not vest any earlier than one year from the date of grant (except that the Committee may accelerate of vesting upon the death, disability, involuntary termination of  service, or a change in control);

•                  the number of shares remaining for grant under the 2015 Plan is reduced by the gross number of shares subject to options and stock appreciation rights settled on a net basis;

•                  the number of shares for which awards may be granted to any nonemployee member of our Board of Directors in a fiscal year is limited;

•                  the 2015 Plan establishes a list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an award to vest;

•                  the 2015 Plan subjects awards to the Company’s clawback policy; and

•                  the 2015 Plan has a fixed term of ten years.

The 2015 Plan is designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards.  Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to any of the “covered employees,” consisting of the chief executive officer and any of the three other most highly compensated officers of a publicly held company other than the chief financial officer.  However, qualified performance-based compensation is excluded from this limit.  To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares, performance units and certain other stock-based awards and cash-based awards granted under the 2015 Plan to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are being asked to approve certain material terms of the 2015 Plan.  By approving the 2015 Plan, the Company’s stockholders will be specifically approving, among other things:

•                  the eligibility requirements for participation in the 2015 Plan;

•                  the maximum numbers of shares for which stock-based awards intended to qualify as performance-based may be granted to an employee in any fiscal year;

•                  the maximum dollar amount that a participant may receive under a cash-based award intended to qualify as performance-based for each fiscal year contained in the performance period; and

•                  the performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards that are intended to result in qualified performance-based compensation.

While we believe that compensation provided by such awards under the 2015 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based.  Further, the Compensation Committee will retain the discretion to grant awards to covered employees that are not intended to qualify for deduction in full under Section 162(m) of the Code.

The Board of Directors believes that the 2015 Plan will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals.  Therefore, the Board urges you to vote to approve the adoption of the 2015 Plan.

Summary of the 2015 Plan

The following summary of the 2015 Plan is qualified in its entirety by the specific language of the 2015 Plan, a copy of which is attached to this proxy statement as Appendix A.

General.  The purpose of the 2015 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company.  These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.

Authorized Shares.  The maximum aggregate number of shares authorized for issuance under the 2015 Plan is the sum of 1,400,560 shares plus up to 250,000 additional shares subject to any option or other award outstanding under a 2005 Plan that expires or is forfeited for any reason after the date of the annual meeting.  As of April 6, 2015, there were 1,050,560 shares remaining available for grant under the 2005 Plan and 961,281 shares subject to unexercised options and other awards remaining unvested and subject to potential forfeiture under the 2005 Plan.

If any award granted under the 2015 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2015 Plan.  Shares will not be treated as having been issued under the 2015 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash.  Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with an option or a stock appreciation right will be made available for new awards under the 2015 Plan.  Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the 2015 Plan will be reduced by the gross number of shares for which the award is exercised.

Adjustments for Capital Structure Changes.  Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2015 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock.  In such circumstances, the Compensation Committee also has the discretion under the 2015 Plan to adjust other terms of outstanding awards as it deems appropriate.

Nonemployee Director Award Limits.  A nonemployee director may not be granted awards under the 2015 Plan in any fiscal year for more than the number of shares determined by dividing $150,000 by the fair market value of a share of our common stock on the trading day immediately preceding the applicable grant date.

Other Award Limits.  To enable compensation provided in connection with certain types of awards intended by the Compensation Committee to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2015 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year, as follows:

•                  No more than 250,000 shares under stock-based awards.

•                  No more than $5,000,000 for each full fiscal year contained in the performance period under cash-based awards.

In addition, to comply with applicable tax rules, the 2015 Plan also limits to 1,400,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2015 Plan.

Administration.  The 2015 Plan generally will be administered by the Compensation Committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the 2015 Plan or to administer the 2015 Plan directly.  In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the 2015 Plan must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.  For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.  Subject to the provisions of the 2015 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions.  The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) of the Code or otherwise provided by the 2015 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.

The Committee may delegate to a committee comprised of one or more officers of the Company the authority to grant awards under the 2015 Plan to employees eligible to participate who are neither members of the Board nor executive officers of the Company, subject to the provisions of the 2015 Plan and guidelines established by the Committee.

The 2015 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2015 Plan.  All awards granted under the 2015 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2015 Plan.  The Committee will interpret the 2015 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2015 Plan or any award.

Prohibition of Option and SAR Repricing.  The 2015 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (i) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (ii) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (iii) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Minimum Vesting.  Except with respect to five percent (5%) of the maximum aggregate number of shares that may be issued under the 2015 Plan, no award which vests on the basis of the participant’s continued service will vest earlier than one year following the date of grant of such award; provided, however, that such limitation will not preclude the acceleration of vesting of such award upon the death, disability, involuntary termination of service of the participant or in connection with a change in control, as determined by the Committee in its discretion.

Eligibility.  Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company.  Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company.  As of April 6, 2015, we had approximately 812 employees, including six executive officers, and six non-employee directors who would be eligible under the 2015 Plan.

Stock Options.  The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these.  The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant.  However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.  On April 6, 2015, the closing price of our common stock as reported on the Nasdaq Stock Market was $11.42 per share.

The 2015 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these.  Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant.  No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee.  The maximum term of any option granted under the 2015 Plan is ten years, provided that an incentive stock option granted to a 10% stockholder must have a term not exceeding five years.  Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for twelve months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the 2015 Plan).

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.  However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”).  A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right.  A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee.  The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares.  Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount.  At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock.  The maximum term of any stock appreciation right granted under the 2015 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant.  If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee.  Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards.  The Committee may grant restricted stock awards under the 2015 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant.  The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock.  Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards.  Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested.  Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service.  Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

Restricted Stock Units.  The Committee may grant restricted stock units under the 2015 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement.  No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company.  The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards.  Unless otherwise provided by the

Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service.  Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards.  However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends the Company pays.

Performance Awards.  The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant.  These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units.  Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period.  To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award.  Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee.  The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales (including sales growth and volume); expenses; operating income; gross margin; operating margin; operating profit; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; profit margin; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; return on operating revenue; total stockholder return, employee satisfaction; employee retention; market share; market price; customer satisfaction; brand recognition/acceptance; product development; productivity; research and development expense; completion of an identified special project and completion of a joint venture or other corporate transaction.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee.  The degree of attainment of performance measures will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Committee, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant.  The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code.  However, no such reduction may increase the amount paid to any other participant.  The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee.  In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock.  The Committee may provide for performance award payments in lump sums or installments.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period.  If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2015 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited.  No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards.  The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines.  Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards.  Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards.  Settlement of awards may be in cash or shares of common stock, as determined by the Committee.  A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award.  The Committee may grant dividend equivalent rights with respect to other stock-based awards.  The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Change in Control.  Unless otherwise defined in a participant’s award or other agreement with the Company, the 2015 Plan provides that a “Change in Control” occurs upon (i) a person or entity (with certain exceptions described in the 2015 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (ii) stockholder approval of a liquidation or dissolution of the Company; or (iii) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (a) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (b) a merger or consolidation in which the Company is a party; or (c) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock.  If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control.  Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control.

Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines.  The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.

The 2015 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award.

Awards Subject to Section 409A of the Code.  Certain awards granted under the 2015 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A.  Any such awards will be required to comply with the requirements of Section 409A of the Code.  Notwithstanding any provision of the 2015 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2015 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A of the Code.

Amendment, Suspension or Termination.  The 2015 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2015 Plan following the tenth anniversary of the 2015 Plan’s effective date, which will be the date on which it is approved by the stockholders.  The Committee may amend, suspend or terminate the 2015 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2015 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law.  No amendment, suspension or termination of the 2015 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2015 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.  Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares.  If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes.  If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition.  Any gain in excess of that amount will be a capital gain.  If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss.  Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.  Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status.  A participant generally recognizes no taxable income upon receipt of such an option.  Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss.  We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  A Participant recognizes no taxable income upon the receipt of a stock appreciation right.  Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares.  The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested).  If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss.  We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards.  A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award.  Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss.  We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

No awards will be granted under the 2015 Plan prior to its approval by the stockholders of the Company.  All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal is required for approval of this proposal.  Abstentions will be counted as present in determining if a quorum is present and will be counted as if voted against this proposal.  Broker non-votes will be counted as present in determining if a quorum is present but will have no effect on this proposal.

The Board of Directors believes that the proposed adoption of the 2015 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

Therefore, the Board of Directors unanimously recommends that you vote “FOR” approval of the adoption of the 2015 Plan.

PROPOSAL THREE

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 3 on the Proxy Card)

The Audit Committee of our Board of Directors has selected Moss Adams LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 26, 2015.  Moss Adams LLP has acted in such capacity since its appointment on July 15, 2008.  A representative of Moss Adams LLP is expected to be present at the 2015 Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

We are asking our stockholders to ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the year ending December 26, 2015.  Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Moss Adams LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.  The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal is required to ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm.  Even if the selection is ratified, however, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and of our stockholders.

In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider other auditors for next year.  However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for fiscal 2015 will stand, unless the Audit Committee determines there is a reason to make a change.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 27, 2014 and December 28, 2013 by Moss Adams LLP:

	2014	2013
Audit fees(1)	$293,000	$212,970
Audit related fees(2)	—	103,371
Total Fees	$293,000	$316,341

(1)  Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and the effectiveness of our internal control over financial reporting, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams LLP in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered and non-registered securities offerings.  For 2014, Audit Fees include approximately $50,000 of fees related to the Company’s secondary offering.

(2)  Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”  This category includes fees related to due diligence procedures in connection with acquisitions, including the Willamette Valley Fruit Company, LLC and Fresh Frozen Foods, LLC acquisitions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has determined that all services performed by Moss Adams LLP are compatible with maintaining the independence of Moss Adams LLP.  The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.

The Audit Committee reviews and pre-approves both audit and all permissible non-audit services provided by our independent registered public accounting firm, and, accordingly, all services and fees in described above provided Moss Adams LLP were pre-approved by the Audit Committee.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal is required for approval of this proposal.  Abstentions will be counted as present in determining if a quorum is present and will be counted as if voted against this proposal.  Broker non-votes will be counted as present in determining if a quorum is present but will have no effect on this proposal.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2015.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three Directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the Nasdaq Listing Rules.  The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.  A copy of the charter is available on the “Investor Relations — Governance Documents” section of our website at www.inventurefoods.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  The Audit Committee is responsible for retaining the Company’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services.  Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to insure compliance with applicable laws and regulations.  The Company’s independent registered public accounting firm, Moss Adams LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 27, 2014.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).  In addition, the Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014.

AUDIT COMMITTEE

Ashton D. Asensio, Chair
Harold S. Edwards
Paul J. Lapadat

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program for fiscal year 2014, along with certain actions with respect to fiscal year 2015.  In particular, this CD&A explains how the Compensation Committee of the Board of Directors made fiscal year 2014 compensation decisions for our executives, including our named executive officers set forth below (“Named Executive Officers” or “NEOs”):

NEO	Title
Terry McDaniel(1)	President and Chief Executive Officer
Steve Weinberger(2)	Chief Financial Officer
E. Brian Foster(3)	Senior Vice President — Operations
Dan Hammer(4)	Senior Vice President and General Manager of Frozen Foods
Steven Sklar(5)	Senior Vice President and General Manager of the Snack Division

(1)               Mr. McDaniel is our principal executive officer and has served as our President and Chief Executive Officer since May 2008.

(2)               Mr. Weinberger is our principal financial officer and has served as our Chief Financial Officer since August 2006.

(3)               Mr. Foster has served as our Senior Vice President — Operations since October 2010.

(4)               Mr. Hammer has served as our Senior Vice President and General Manager of the Frozen division since May 2014.

(5)               Mr. Sklar has served as our Senior Vice President and General Manager of the Snack division since December 2013.

Executive Summary

Overview

The Compensation Committee has responsibility for establishing, implementing and overseeing the Company’s compensation philosophy as it relates to our executive officers.  Our executive officers have broad policy-making authority, and the Compensation Committee holds them accountable for the Company’s financial performance and for setting and maintaining a culture of strong ethics.

The purpose of this CD&A is to provide information about each material element of compensation that we pay or award to, or that is earned by, our Named Executive Officers.  This CD&A addresses and explains the compensation practices we followed in fiscal year 2014, the numerical and related information contained in the summary compensation and related tables presented below, and material actions we have taken in 2015 regarding executive compensation.  Specifically, this CD&A addresses:

•                        the objectives of our compensation program (see the section entitled “Objectives of our Compensation Program”);

•                        what our compensation program is designed to reward (see the section entitled “Objectives of our Compensation Program”);

•                        each element of compensation (see the section entitled “Compensation Program Design and Elements of Compensation”);

•                        why each element was chosen (described with each element of compensation, including base compensation, bonus compensation and long-term incentive compensation);

•                        how amounts and formulas for pay are calculated and determined (also described with each element of compensation, including base compensation, bonus compensation, and long-term incentive compensation); and

•                        how each compensation element and our decisions regarding that element fit into our overall compensation objectives and affect decisions regarding other elements (described with each element of compensation).

2014 Strategic Performance Achievements

The Company continued to execute on its strategic initiatives to drive growth in 2014 as it captured consumer demand in key product categories.  This effort was led by our Boulder Canyon brand posting an 88.1% sales increase and snack private label sales more than doubling, along with sales increases in our frozen berry business, the addition of our Fresh Frozen business in November 2013 and the second consecutive quarter of double digit frozen beverage sales growth compared to the same quarter in 2013.

The Company ended fiscal 2014 with solid top-line momentum driven by strength in its healthy/natural product portfolio, which increased 55.4% compared to the prior year and represents 83% of our consolidated business.  The Company also continued its investment in its Fresh Frozen business to support future growth, which acquisition was accretive (i.e., adds to) to earnings for the year.

2014 Financial Performance Achievements

Last year, we experienced strong financial performance with higher revenues, EBITDA (net income, net of taxes, interest expense, income taxes, depreciation and amortization) and returns to shareholders.  For the year ended December 27, 2014, we:

•                  Increased consolidated net revenues 32.5% to $285.7 million.

•                  Grew Adjusted EBITDA 38.5% to $24.9 million*.

•                  Increased diluted earnings per share to $0.53, or $0.47 adjusted diluted earnings per share*.

*Please see our 2014 year-end earnings release filed on Form 8-K with the SEC on February 26, 2015 and Exhibit 99.1 thereto for reconciliations of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures disclosed in this CD&A.

2014 Actions and Looking Ahead to 2015

The Compensation Committee took a number of actions during 2014 and early 2015 to make our executive compensation program more reflective of Company performance and more responsive to stockholder interests. These actions included the following:

Advisory Vote on Executive Compensation and Future AdvisoryVote.  At our 2013 annual meeting of stockholders (the “2013 Annual Meeting”), we provided our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs, as disclosed in the proxy statement for our 2013 Annual Meeting.  At the 2013 Annual Meeting, approximately 86% of our stockholder votes were cast to approve the Company’s executive compensation policies and procedures.  In determining and deciding on executive compensation for fiscal year 2014, our Compensation Committee took into account the results of the fiscal year 2013 stockholder advisory vote to approve executive compensation, particularly the strong support expressed by the Company’s stockholders, as one of many factors considered in deciding that the Company’s compensation policies and procedures for fiscal year 2014 should remain largely consistent with our policies and procedures in prior years.  In addition, at the 2013 Annual Meeting, our stockholders voted by a plurality to hold future advisory votes on the compensation of our NEOs every three years.  Accordingly, we will provide our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs at our 2016 annual meeting of stockholders.

Independent Advisor.  At separate times during 2014, the Compensation Committee engaged independent compensation consultants that have no other ties to the Company or its management and that meet stringent selection criteria to evaluate certain aspects of the Company’s executive compensation program and policies.  Specifically, the Compensation Committee retained River Rock to assist the Compensation Committee with the Company’s 2014 Bonus Plan and Mercer as its executive compensation consultant.  Please refer to the “Role of Compensation Consultant” section below and the “Compensation Committee” section elsewhere in this 2015 Proxy Statement for further details.

During early 2015, the Compensation Committee undertook a formal process of reviewing its independent compensation consultant engagements, and selected Mercer as its executive compensation consultant for 2015.  Mercer will be responsible for the continued review of the Company’ executive compensation program and practices relative to our business objectives and compensation strategy.  Consistent with the terms of its engagement letter, Mercer will not provide services to the Company’s management without the advance consent of the Compensation Committee.

Executive Officer Clawback Policy.  In early 2015, the Board of Directors adopted an executive officer clawback policy.  This policy enables the Company to reclaim previously awarded compensation from executives who are found to have engaged in willful fraud or the intentional manipulation of performance measures.

Our Executive Compensation Program Framework

Our Compensation Philosophy & Objectives

We pay our executive officers based on Company-wide business performance, subject to adjustment based on their achievement of individual performance goals, and, in setting compensation levels, we take into consideration our past practices, our current and anticipated future needs, and the relative skills and experience of each individual executive.  There are three primary tenets that support our executive compensation program compensation philosophy and objectives:

•                  Attract, motivate and retain superior people in key positions. We believe executives’ target total direct compensation (“TDC”) should be competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for market share and executive talent.  We use a mix of fixed (cash) and variable (cash and equity) pay to support this objective.

•                  Reward the achievement of identified financial goals by the Company. We believe that a significant portion of an executive’s TDC should be variable and emphasize an appropriate balance of both short- and long-term financial and strategic performance.  We focus our executives on performance measures that we believe are critical to enhancing long-term shareholder value creation, including adjusted EBITDA.

•                  Align the interests of the Company’s executives with those of its stockholders. We believe delivering a significant portion of TDC to our NEOs in the form of long-term incentives that are impacted by our stock price provides a clear incentive to drive long-term shareholder value creation.  It also supports our retention goals, encourages stock ownership and does not promote unnecessary or excessive risk taking.

Compensation Program Design and Elements of Compensation

We choose to pay each element of compensation to further the philosophy and objectives of our compensation program.

Elements of Compensation.  Our philosophy and objectives are supported by the following principle elements of pay in our executive compensation program:

Element	Form	Description
Base Salary	Cash (Fixed)

•                  The fixed amount of compensation for performing day-to-day responsibilities as set forth in the NEO’s employment agreement.

•                  NEOs are generally eligible for increases annually, depending on Company and individual performance.

Annual Bonus	Cash (Variable)

•                  Provides competitively-based annual incentive awards for achieving Inventure Foods’ short-term financial goals measured over the current year.

•                  Targeted compensation is based primarily on the realization of specific EBITDA objectives.

Annual Long-Term Incentives	Equity (Variable)

•                  50% of the grant value is in the form of Performance Share Units (PSUs), with vesting tied to the achievement of cumulative Board-approved annual EBITDA targets. Non-NEO executive positions receive only Restricted Stock Units (RSUs).

•                  50% of the grant value is in the form of RSUs, with time-based vesting over three years.

NEOs are also eligible for other benefits, including a qualified 401(k) Plan that provides participants with the opportunity to defer a portion of their compensation, up to tax code limitations, and may receive a Company matching contribution. Modest ancillary benefits are also provided to executives by the Company.

Elements of Post-Termination Compensation and Benefits.  The employment agreements of our Named Executive Officers provide for post-termination salary and benefit continuation in the event of a termination by us without Cause (as defined in each respective NEO’s employment agreement) or in certain circumstances following both a Change in Control (as defined in each respective NEO’s employment agreement) and the occurrence of Good Reason (as defined in each respective NEO’s employment agreement) of the Company, and  for as long as the NEO abides by customary confidentiality, non-competition, and non-solicitation covenants and executes a full release of all claims, known or unknown, that the executive may have against the Company.  We believe that the amounts of these payments and benefits and the periods of time during which they would be provided are fair and reasonable, and we have not historically taken into account any amounts that may be received by a NEO following termination when establishing current compensation levels.  The elements of post-termination compensation that were in effect during 2014 pursuant to the written employment agreements consisted of the following:

•                  Salary continuation.  Messrs. McDaniel, Weinberger and Sklar would continue to receive monthly salary payments and monthly car allowances following any qualifying termination of employment for a period of twelve months, six months and nine months, respectively.  Messrs. Foster and Hammer would continue to receive monthly salary payments following any qualifying termination of employment for a period of four months and nine months, respectively.

•                  Outplacement services.  Each of Messrs. McDaniel and Weinberger would receive up to $9,000 and Mr. Sklar would receive up to $10,000 for outplacement services with an outplacement firm selected by such executive.

Please refer to the “Potential Payments Upon Termination or Change in Control” section below for certain exceptions and additional detail.

The Decision Making Process

Role of Compensation Committee

The Compensation Committee is responsible for determining and approving all compensation for our Named Executive Officers, including incentive-based and equity-based compensation.  In addition, the Compensation Committee approves all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to our NEOs.

The Compensation Committee typically works closely with the Company’s Chief Executive Officer to structure the Company’s annual and long-term incentive-based executive compensation to motivate executives to achieve the business goals set for the Company and to reward the executives for achieving those goals.  The Compensation Committee historically reviews and sets executive compensation during April of each year following the Company’s budgeting process for such year. This process includes setting the Company’s near- and long-term business goals, together with the Company’s financial performance targets and other business goals for the coming fiscal year.

The Compensation Committee has no pre-established policy or set allocation between either cash and non-cash compensation or short- and long-term incentive compensation.  Rather, the Compensation Committee considers the views of the executives as to the retention and motivation effects of various types of compensation awards, the historical compensation patterns of the Company’s compensation awards and other subjective and objective factors, including the performance of the senior executive management team and each individual executive during recent periods.

In accordance with the Compensation Committee’s charter, the Compensation Committee meets as often as it determines is appropriate to carry out its responsibilities under its charter.  Meetings of the Compensation Committee may be called by any member of the Compensation Committee.  The Chair of the Committee, in consultation with the other Compensation Committee members, determines the frequency and length of the Committee meetings and sets meeting agendas consistent with the Compensation Committee’s charter.  The Chair coordinates the scheduling of Compensation Committee meetings with the CEO or other senior management, as appropriate.  However, so as not to conflict with other Board of Directors meetings.  Under the terms of the Compensation Committee’s charter, the Compensation Committee may invite to its meetings any member of management of the Company as it deems appropriate in order to carry out its responsibilities.

Role of the Company’s Chief Executive Officer

The Company’s CEO typically reviews the performance of each of the other NEOs against their respective objectives and presents his evaluation of such NEOs performance to the Compensation Committee.  However, recommendations about individual compensation elements and total compensation are ultimately made by the Compensation Committee, using its judgment, focusing primarily on each NEO’s performance against his or her individual financial and strategic objectives, as well as the Company’s overall performance. The Compensation Committee also considers a variety of qualitative factors, including the business environment in which the results were achieved.  Therefore, the Compensation Committee makes recommendations regarding each NEO’s compensation based on multiple factors, including the competitive market and Company and individual performance.  As required by the Compensation Committee’s charter, these recommendations are made to the full Board of Directors of the Company, which approves all compensation plans for senior management.

Role Compensation Consultants; Role of Benchmarking and Peer Groups

Pursuant to its charter, the Compensation Committee has the authority to engage independent compensation consultants and other professionals to assist in the design, formulation, analysis, and implementation of compensation programs for our executive officers.  In January 2014, the Compensation Committee engaged River Rock to assist the Company in developing the Company’s 2014 Bonus Plan, which set forth recommended objectives and metrics, and a basic plan structure.  In April 2014, the Compensation Committee retained Mercer to conduct a competitive benchmarking review for select senior executives of the Company and provide recommendations to the Compensation Committee regarding base compensation, target bonus, target total cash, long-term incentives value and design and target total executive compensation.  These two engagements are discussed in more detail below.  The Compensation Committee has determined that the engagement of River Rock and Mercer have not raised any conflicts of interest.  Please refer to the “Compensation Committee” section elsewhere in this 2015 Proxy Statement for further details.

As part of our pay philosophy, our executive compensation program is designed to attract, motivate and retain our executives in an increasingly competitive and complex talent market. To this end, we regularly evaluate industry-specific and general market compensation practices and trends to ensure that our program features and NEO pay opportunities remain appropriately competitive. When determining salaries, target bonus opportunities and annual long-term incentive grants for NEOs, the Committee considers the performance of the Company and the individual, the nature of an individual’s role within the Company, experience in the officer’s current role, as well as input from its independent compensation consultant, among other variables.

In January 2014, the Company retained River Rock to review the Company’s current bonus plan, recommend alternative design options, model options and develop communication documents for the Board and the Company’s employees.  With River Rock’s assistance, the Company developed the 2014 Bonus Plan.  The purpose of the 2014 Bonus Plan was to align and focus the Company on the key drivers of the business performance, both at the divisional level and on a consolidated basis, by offering a variable cash award for the achievement of specified goals.  The goal of the 2014 Bonus Plan was to set achievable target goals consistent with the 2014 Plan and the Company’s budget and set stretch goals that, if achieved, would result in above-market payouts.

In April 2014, to facilitate its review and determination of executive compensation, the Committee engaged Mercer to conduct a comprehensive, competitive review of our executive compensation program. In connection with this review and in consultation with Mercer and senior management of the Company, the Committee identified a peer group composed of industry competitors and related industry companies (specifically food companies) roughly similar to the Company in revenue size or market capitalization. The peer group consists of the twelve companies listed in the table below:

Peer Group

J&J Snack Foods Corp.	Omega Protein Corp.
Diamond Foods Inc.	Annie’s Inc.
John B. Sanfilippo & Son, Inc.	Coffee Holding Co Inc.
B&G Foods Inc.	Bridgeford Foods Corp.
Tootsie Roll Industries Inc.	Lifeway Foods Inc.
Farmer Bros. Co.
Boulder Brands Inc.

Peer Data (in millions)*

Percentile	Revenue	Market Cap
25th	$179	$227
50th	494	439
75th	745	1,157

Inventure Foods	$216	$234

* Market Capitalization is as of April 2014.

In addition to peer group data, published and private compensation surveys were also used in Mercer’s 2014 report and comparisons to survey benchmark positions were made based on Inventure Foods’ size.  Mercer completed its review in June 2014 and presented its analysis of the Company’s executive compensation program relative to peer and survey 25th, 50th and 75th percentile levels. Overall, the study suggested that Inventure Foods’ target TDC (base salary, annual bonus and long-term incentive values) was between the 25th and 50th percentile market levels. In addition, the below table summarizes the changes the Company intends to make regarding the Company’s executive compensation program structure in response to recommendations of Mercer.

New Incentive Compensation Features	Summary of Changes	Rationale for Change
Annual Long-Term Incentives

•                  Revisited equity eligibility and grant types below the executive level—move from stock options to restricted stock (RS) and restricted stock units (RSUs) below the executive level.

•                  For NEOs, grant a mix of RS/RSUs and Performance Share Awards (PSAs), with 25% to 50% RS/RSUs based on retention considerations.

•                  Grants to the NEOs to be aligned by instrument type and metrics.

•                  At a Corporate level, the financial performance measure for 2014 continues to be EBITDA. Alternative performance metrics to be considered for future grants.

•                  Performance goals to be tested by probability of achievement.

• Measures are more closely correlated with creating shareholder value over the long term.

Short-Term Incentive Compensation

•                  Increased short-term incentive percentages as a percentage of base salary for 2015.

•                  Further differentiate short-term incentive levels for the CEO from the rest of the executive team, beginning in 2015.

• To bring short-term incentive compensation in line with market targets—current targets were at or below the 25th percentile.
	• Target total cash compensation (base salary and annual incentive levels) for executives above the 25th percentile, to be phased in over a period of 2-3 years, beginning in 2015.	• To bring total cash compensation in line with market levels.

Evaluation of CEO Performance

As noted above, the Compensation Committee makes recommendations to the full Board of Directors regarding the performance targets and individual performance objectives for the Company’s executive management, including the Company’s CEO.  Recommendations about the CEO’s compensation elements and total compensation are made by the Compensation Committee, using its judgment, focusing primarily on the CEO’s performance against his individual financial and strategic objectives, as well as the Company’s overall performance and the qualitative factors discussed below.  Our CEO was not present at the time the Compensation Committee reviewed his performance and discussed his compensation for fiscal year 2014.

Compensation Policies and Practices as Related to Risk Management

In connection with the preparation of this 2015 Proxy Statement, our Compensation Committee reviewed and discussed our compensation policies and practices for senior management, including our NEOs.  In this regard, the Compensation Committee took note of the fact that:

•                  We pay base salaries we believe are competitive and that are generally intended to constitute the largest component of cash compensation.  We believe that this emphasis on paying competitive base salaries that are not at risk for performance discourages inappropriate risk taking.

•                  Our 2014 Bonus Plan focuses on the achievement of established EBITDA targets, which prevents participants from being able to materially enhance their bonus prospects through excessive or inappropriate risk-taking.

•                  The cash payments that have been made to our NEOs under our 2014 Bonus Plan are subject to stated maximum limits, which we believe mitigates any risks that our NEOs may take.

•                  The equity grants made to our NEOs, and all other employees, under the 2005 Plan all vest over a multiple-year period, which we believe discourages excessive or inappropriate short-term risk taking.

Based on that review, and with input from management, the Compensation Committee has determined that that there are no known potential risks arising from our compensation policies or practices that are reasonably likely to have a material adverse effect on us.

The Compensation Committee, with the assistance of outside executive compensation consultants, intends to continue, on an on-going basis, a process of thoroughly reviewing our compensation policies and programs to ensure that our compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

Our Executive Compensation Program in Detail

Base Salary

We typically agree upon a base compensation with an NEO at the time of initial employment.  The amount of base compensation agreed upon, which is not at risk, reflects our views as to the individual executive’s past experience, future potential, knowledge, scope of anticipated responsibilities, skills, expertise, and potential to add value through performance, as well as competitive industry salary practices.  Although minimum base salaries for each of our current NEOs are set by their respective employment agreements, as described elsewhere in this 2015 Proxy Statement, we review executive officer salaries annually and may increase them based on the Company’s budget, an evaluation of the Company’s performance for the year and the performance of the functional areas under an executive officer’s scope of responsibility.  We also consider qualitative criteria, such as education and experience requirements, complexity, and scope or impact of the position compared to other executive positions internally.  The Compensation Committee determined the appropriate base salary for each NEO as follows:

NEO	2013 Base Salary	2014 Base Salary	Percent Change
Terry McDaniel	$458,205	$469,998	2.6%
Steve Weinberger	301,428	309,555	2.7
E. Brian Foster	234,337	242,849	3.6
Dan Hammer	N/A	160,460	N/A
Steven Sklar	231,937	268,568	15.8

Annual Bonus

Under the 2014 Bonus Plan as in effect for 2014, a Named Executive Officer’s bonus is based on the Company’s achievement of established EBITDA targets and the assessment of the NEO’s completion of individual performance objectives established at the beginning of each plan year.

Calculation of Bonuses.  The cash bonus amounts payable for fiscal year 2014 were based upon the Company’s achievement of established EBITDA targets.  Actual bonus award amounts are based upon a weighting of 90% for actual performance achieved against the EBITDA targets and 10% for actual performance achieved against individual performance objectives.  The Compensation Committee set the 2014 aggregate annual cash bonus amounts for the NEOs as follows, assuming performance at 100% of established targets:

Terry McDaniel	$212,798
Steve Weinberger	$109,131
E. Brian Foster	$61,153
Daniel W. Hammer	$98,000
Steven Sklar	$95,012

Performance was measured at year-end against the EBITDA targets.  Performance at or below the threshold of 83% of targeted EBITDA resulted in no cash bonus payout.  Performance above the threshold results in the following payouts:

•                  The EBITDA-based portion of the bonuses are payable on a linear scale between 83% of the targeted EBITDA and 100%.   At 83% of the targeted EBITDA, the bonus is 50%.  The bonus is then calculated on a linear scale between 83% and 100%.

•                  Performance above 100% of targeted EBITDA for the year results in a percentage payout up to 150% of available bonus based on exceeding the EBITDA target by 120%. A linear scale between 100% and 120% is used to determine the payout.

Compensation Committee Discretion.  The Compensation Committee retains the discretion to adjust EBITDA targets in order to accomplish the purposes of the 2014 Bonus Plan in light of unforeseen facts and circumstances.

Actual Performance vs. Compensation Paid for 2014.  The 2014 Bonus Plan required that the Company achieve a certain threshold percentage of the budgeted Consolidated EBITDA amount for any payment to be made to an executive with respect to the performance measure.  For fiscal year 2014, the Company’s consolidated financial performance resulted in the achievement of 99% of the budged EBITDA target, resulting in a bonus payout equal to 97% of each employee’s eligible bonus attributable to consolidated results.  The general managers of the Snack and Frozen Division also had 20% of their eligible bonus payout based on the performance of the Divisions they manage.  Accordingly, with respect to Mr. Sklar, his aggregate annual bonus was tied in part to the achievement of specified EBITDA targets for the Company’s Snack Division, which achieved 150% of its target. With respect to Mr. Hammer, his aggregate annual bonus was tied in part to the achievement of specified EBITDA targets for the Company’s Frozen Division, which achieved 67% of its target.  In accordance with the terms of 2014 Bonus Plan, the Compensation Committee paid bonuses for fiscal 2014 to the Named Executive Officers, which amounts are included in the Summary Compensation table below.

Annual Long-Term Incentives

We currently maintain one compensation plan, the 2005 Plan, which has been approved by our stockholders.  The 2005 Plan provides for the issuance of our common stock to officers and other employees, Directors and consultants.  The 2005 Plan was approved at our 2005 annual meeting of stockholders and initially reserved for issuance 410,518 shares of common stock, which was the number of reserved but unissued shares available for issuance under the Company’s prior 1995 Stock Option Plan.  The number of shares of common stock reserved for issuance under the 2005 Plan has been increased since 2005 to a total of 2,710,518 as of April 2015, pursuant to a series of amendments to the 2005 Plan approved by our stockholders.  Shares issuable pursuant to awards granted under the 2005 Plan that: (i) are subject to issuance upon exercise of an option but cease to be subject to such option for any reason other than exercise of such option; (ii) are subject to an award but prior to issuance are released from, or reacquired by the Company pursuant to, the terms of such award; or (iii) are subject to an award that otherwise terminates without shares being issued; are again available for grant and issuance in connection with any future awards under the 2005 Plan.  In addition, shares that are withheld by the Company and not issued in order to pay for shares purchased pursuant to an award under the 2005 Plan, or any withholding taxes due upon issuance of an award or shares thereunder, are not deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2005 Plan and such shares are again available for grant and issuance in connection with any future awards under the 2005 Plan, other than an award that includes Incentive Stock Options.  All of the options and stock awards listed in the “Outstanding Equity Awards at Fiscal Year-End” table below were granted pursuant to the 2005 Plan.  The 2005 Plan expires in May 2015, and awards granted under the 2005 Plan include non-qualified stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and stock-reference awards.

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the 2005 Plan as of December 27, 2014:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	732,852	$5.27	994,705	(1)

(1)         As of December 27, 2014, there were 418,314 shares of our common stock available for awards under the 2005 Plan, plus 576,391 shares of our common stock available for any awards under the 2005 Plan other than incentive stock options.

The parameters of the 2005 Plan are considered each year by the Compensation Committee and all equity grants are approved by the Board of Directors.  Each year consideration is given with respect to the achievement of the 2005 Plan’s goals of driving long-term stockholder value, awarding performance of the management team and achieving stated earnings targets.  If it is determined that awards will be granted, then consideration is also given to “inside concentration,” which represents the percentage of stock owned or controlled by members of the Board of Directors and management.  The amount of equity grants is also a function of the “pool” of shares that are reserved for issuance.

Awards of restricted stock, incentive stock options, and performance based share options are all within the parameters of the 2005 Plan and are currently used by the Compensation Committee to achieve the goals of the 2005 Plan.

For more detailed information, please see “2014 Grants of Plan-Based Awards” below in this Proxy Statement.

Other Practices, Polices and Guidelines

Clawback Policy

Consistent with the Dodd-Frank Act, the Board of Directors adopted in early 2015 a policy that will enable the Company to reclaim previously awarded compensation from executives who are found to have engaged in willful fraud or the intentional manipulation of performance measures.

These provisions are designed to deter and prevent detrimental behavior and to protect our investors from financial misconduct.

401(k) Savings Plans and Other Retirement Benefits

The Company maintains a 401(k) Plan covering eligible employees in the United States and to which the Company makes certain matching contributions. These plans are designed to provide tax-deferred retirement benefits to employees in accordance with the provisions of the Code. The amount the Company contributed to each NEO in 2014, if any, is reflected in the “2014 Summary Compensation Table” in this Proxy Statement.

The Company does not maintain any other retirement plans, or offer any pension benefits, under which executives or any other employees earn the right to receive benefits upon retirement.

Perquisites and Other Personal Benefits

The Company provides the NEOs with minimal perquisites and other personal benefits. The costs of the perquisites and personal benefits for the NEOs for the fiscal year ended December 27, 2014 are included in the “2014 Summary Compensation Table” in this Proxy Statement.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company has a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”), which is a non-qualified deferred compensation plan that allows certain individuals designated by the Company from a select group of management or highly compensated service providers to defer a portion of their salary and bonus under the Deferred Compensation Plan (“Compensation Deferrals”).  Compensation Deferrals under the Deferred Compensation Plan represent obligations of the Company to pay participants certain compensation amounts that the participants have elected to defer.  The Deferred Compensation Plan is intended to provide participants with the ability to defer income that would otherwise be payable to them for tax planning purposes.  The Compensation Deferrals are payable in cash and generally will be paid in either a lump sum or in annual installments over a certain term upon retirement or in a lump sum upon death or other termination of service, according to the terms and conditions of the Deferred Compensation Plan.  As of December 27, 2014, none of the Named Executive Officers have participated in the Deferred Compensation Plan.

Effect of Accounting and Tax Treatment on Compensation Decisions

The Compensation Committee considers the tax and accounting implications of compensation, but they are not the only factors considered. In some cases, other important considerations outweigh tax or accounting considerations.

Internal Revenue Code Section 162(m) Policy.  Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s Chief Executive Officer or any of the Company’s other NEOs other than the Chief Financial Officer.  If certain conditions are met, performance-based compensation may be excluded from this limitation.  The performance criteria within our 2005 Plan and our 2014 Bonus Plan were approved by our stockholders at our 2005 annual meeting of stockholders in accordance with Section 162(m), intending to support deduction for performance-based awards granted under those plans.  Most compensation paid by the Company is designed to be deductible under Section 162(m) of the Code.  However, the Compensation Committee may exercise discretion to pay nondeductible compensation if following the requirements of Section 162(m) of the Code would not be in the interests of shareholders.

Internal Revenue Code Section 409A.  Section 409A of the Code and the regulations thereunder (“Section 409A”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of Section 409A with respect to the timing of deferral elections, timing of payments and certain other matters.  Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans.  Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.  With respect to our compensation and benefit plans that are subject to Section 409A, in accordance with Section 409A and regulatory guidance issued by the Internal Revenue Service, we believe we are currently operating such plans in compliance with Section 409A.

Accounting Standards.  Grants of equity awards under the 2005 Plan are recognized as compensation expense for the fair value of equity-based compensation awards. The Compensation Committee considers the accounting implications of significant compensation decisions, including in connection with decisions that relate to the 2005 Plan and equity award programs thereunder.  As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Executive Compensation Tables

2014 Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal years ended December 27, 2014, December 28, 2013 and December 29, 2012 by our Named Executive Officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Stock Options ($)(4)	Non-Equity Incentive Plan Compensation ($)(2)	Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)(5)	Total ($)
Terry McDaniel	2014	469,998	—	644,278	—	204,991	—	45,564	1,364,831
Chief Executive Officer	2013	458,205	—	360,500	—	—	—	39,443	858,148
	2012	445,925	—	527,930	—	191,636	—	57,198	1,222,689

Steve Weinberger	2014	309,555	—	231,915	—	105,406	—	59,277	706,153
Senior Vice President	2013	301,428	10,000	155,015	—	—	—	51,866	518,309
and Chief Executive Officer	2012	293,888	—	206,325	—	97,372	—	52,234	649,819

E. Brian Foster Senior Vice President – Operations	2014	242,849	—	102,470	—	58,424	—	33,753	437,496

Daniel W. Hammer Senior Vice President and General Manager of the Frozen division	2014	160,460	—	319,500	136,750	87,473	—	27,904	732,087

Steven Sklar Senior Vice President and General Manager of the Snack division	2014	268,568	—	201,954	—	101,880	—	45,445	617,847

(1)                Includes amounts (if any) deferred at the Named Executive Officer’s option under the Company’s 401(k) Plan.

(2)                Performance-based bonuses are generally paid under our 2014 Bonus Plan and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses awarded by the Compensation Committee in addition to the amount (if any) earned under the 2014 Bonus Plan.

(3)                Aggregate grant date fair value of all stock awards, computed in accordance with FASB ASC Topic 718.  The assumptions used with respect to the valuation of option grants are set forth in “Inventure Foods, Inc. Consolidated Financial Statements — Notes to Financial Statements — Note 1 — Summary of Significant Accounting Policies — Stock-Based Compensation” included in our Annual Report on Form 10-K for the year ended December 27, 2014.

For fiscal 2014, the grant date fair value was calculated based on the closing price of our common stock on June 16, 2014 of $13.21 (the last trading day preceding the grant date) multiplied by the number of shares.  The grant date fair value of Mr. Hammer’s stock award was calculated based on the closing price of our common stock on May 27, 2014 of $12.78 (the grant date) multiplied by the number of shares.  Fifty percent (50%) of the stock awards presented above for Messrs. McDaniel, Weinberger and Sklar are performance-based restricted stock awards, for which the target number of shares was used as it was considered to be the probable outcome as of the grant date.  The maximum award attainable was 100% of the target number of performance-based restricted stock awards.

For fiscal 2013, the grant date fair value was calculated based on the closing price of our common stock on May 14, 2013 of $7.21 (the last trading day preceding the grant date) multiplied by the target number of performance-based restricted stock awards, as the target was considered to be the probable outcome as of the grant date.  The maximum award attainable was 100% of the target number of performance-based restricted stock awards.

For fiscal 2012, the grant date fair value was calculated based on the closing price of our common stock on May 15, 2012 of $6.55 (the last trading day preceding the grant date) multiplied by the target number of performance-based restricted stock awards, as the target was considered to be the probable outcome as of the grant date.  The maximum award attainable was 100% of the target number of performance-based restricted stock awards.

(4)          Represents the grant date fair value of options granted during the year to purchase shares of common stock.  The amount consists of 25,000 incentive stock options that Mr. Hammer was granted on May 27, 2014.  The grant date fair value of the stock option award was computed in accordance with ASC Topic 718.  Refer to Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 27, 2014, for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted.  Neither estimated forfeitures nor actual forfeitures were included in the amount.

(5)          All Other Compensation for 2014 represents payments to:

•                   Mr. McDaniel for health insurance benefits of $17,909, an automobile allowance of $12,000, 401(k) matching contributions of $10,400, disability insurance and life insurance benefits.

•                   Mr. Weinberger for health care and health insurance benefits of $26,696, an automobile allowance of $12,000, 401(k) matching contributions of $10,400, disability insurance and life insurance benefits.

•                   Mr. Foster for health insurance benefits of $10,985, an automobile allowance of $8,400, 401(k) matching contributions of $9,714, disability insurance and life insurance benefits.

•                   Mr. Hammer for health insurance benefits of $11,939, an automobile allowance of $8,307, 401(k) matching contributions of $2,154, disability insurance and life insurance benefits.

•                   Mr. Sklar for health insurance benefits of $17,909, an automobile allowance of $12,000, 401(k) matching contributions of $9,907, disability insurance and life insurance benefits.

2014 Grants of Plan-Based Awards

The following table sets forth certain information with respect to restricted stock awards, option awards and other plan-based awards granted during the fiscal year ended December 27, 2014 to our Named Executive Officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Restricted Stock / Option		Base Price of	Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards (#)		Awards ($/sh)	of Awards ($)

Terry McDaniel	5/14/2014	160,950	212,798	287,411	—		—	—
	6/17/2014	—	—	—	48,772	(2)	$13.21	$644,278

Steve Weinberger	5/14/2014	82,503	109,131	147,326	—		—	—
	6/17/2014	—	—	—	17,556	(2)	$13.21	$231,915

E. Brian Foster	5/14/2014	46,231	61,153	82,556	—		—	—
	6/17/2014	—	—	—	7,757	(2)	$13.21	$102,470

Daniel W. Hammer	5/14/2014	74,284	98,000	132,300	—		—	—
	5/27/2014	—	—	—	25,000	(2)	$12.78	$319,500
	5/27/2014	—	—	—	25,000	(3)	$12.78	$136,750

Steven Sklar	5/14/2014	84,370	95,012	128,266	—		—	—
	6/17/2014	—	—	—	15,288	(2)	$13.21	$201,954

(1)         The Company awarded bonuses pursuant to the 2014 Bonus Plan, which provides for the award of annual cash bonuses based upon threshold, target and maximum payout amounts set by the Board of Directors for each fiscal year.  The actual amount paid to each Named Executive Officer for the fiscal year ended December 27, 2014 is set forth in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”

(2)         These amounts relate to restricted stock awards and reflect the maximum potential number of restricted shares to be released, some of which are subject to the achievement of performance criteria over three years.

(3)         This amount relates to incentive stock options that Mr. Hammer was granted on May 27, 2014.  The grant date fair value of the stock option award was computed in accordance with ASC Topic 718 using a Black-Scholes option pricing model.

2014 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unvested stock awards and unexercised options previously awarded to our Named Executive Officers as of December 27, 2014:

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock - Unvested (#)		Market Value of Shares or Units of Stock - Unvested ($) (15)	Grant Date
Terry McDaniel	—	—		—	—	24,386	(1)	300,436	6/17/2014
	—	—		—	—	24,386	(2)	300,436	6/17/2014
	—	—		—	—	50,000	(3)	616,000	5/15/2013
	—	—		—	—	80,600	(4)	992,992	5/16/2012
	39,200	—	(6)	1.70	12/08/2018	—		—	—

Steve Weinberger	—	—		—	—	8,778	(1)	108,145	6/17/2014
	—	—		—	—	8,778	(2)	108,145	6/17/2014
	—	—		—	—	21,500	(3)	264,880	5/15/2013
	—	—		—	—	31,500	(4)	388,080	5/16/2012
	20,400	—	(6)	1.70	12/08/2018	—		—	—

E. Brian Foster	—	—		—	—	7,757	(1)	95,566	6/17/2014
	3,801	3,801	(8)	7.21	5/15/2023	—		—	—
	1,199	16,199	(8)	7.21	5/15/2023	—		—	—
	10,000	15,000	(9)	6.55	5/16/2022	—		—	—
	5,000	10,000	(10)	4.16	5/18/2021	—		—	—
	10,000	10,000	(11)	3.78	10/11/2020	—		—	—

Daniel W. Hammer	—	—		—	—	25,000	(5)	95,566	5/27/2014
	—	25,000	(7)	12.78	5/27/2024	—		—	—

Steven Sklar	—	—		—	—	7,644	(1)	94,174	6/17/2014
	—	—		—	—	7,644	(2)	94,174	6/17/2014
	2,508	178	(8)	7.21	5/15/2023	—		—	—
	1,992	17,822	(8)	7.21	5/15/2023	—		—	—
	2,104	—	(9)	6.55	5/16/2022	—		—	—
	6,896	13,500	(9)	6.55	5/16/2022	—		—	—
	13,500	9,000	(10)	4.16	5/18/2021	—		—	—
	24,000	6,000	(12)	3.44	5/20/2020	—		—	—
	35,000	—	(13)	2.40	6/01/2019	—		—	—
	39,000	—	(6)	1.70	12/08/2018	—		—	—
	40,000	—	(14)	1.86	5/19/2018	—		—	—

(1)         Restricted stock granted on June 17, 2014, with three year vesting in equal annual installments.

(2)         Performance shares granted on June 17, 2014, with performance criteria over three years stated at target achievement of 100%.

(3)         Performance shares granted on May 15, 2013, with performance criteria over three years stated at target achievement of 100%.

(4)         Performance shares granted on May 16, 2012, with performance criteria over three years stated at target achievement of 100%.

(5)         Restricted stock granted on May 27, 2014, with three year vesting in equal annual installments.

(6)         Options award granted on December 8, 2008, with five year vesting in equal annual installments and a life of ten years.

(7)         Options award granted on May 27, 2014, with five year vesting in equal annual installments and a life of ten years.

(8)         Options award granted on May 15, 2013, with five year vesting in equal annual installments and a life of ten years.

(9)         Options award granted on May 16, 2012, with five year vesting in equal annual installments and a life of ten years.

(10)  Options award granted on May 18, 2011, with five year vesting in equal annual installments and a life of ten years.

(11)  Options award granted on October 11, 2010, with five year vesting in equal annual installments and a life of ten years.

(12)  Options award granted on May 20, 2010, with five year vesting in equal annual installments and a life of ten years.

(13)  Options award granted on June 1, 2009, with five year vesting in equal annual installments and a life of ten years.

(14)  Options award granted on May 19, 2008, with five year vesting in equal annual installments and a life of ten years.

(15)  Represents the value based upon the number of shares awarded multiplied by the closing price of our common stock, which was $12.32 per share on December 27, 2014.

Option Exercises and Stock Vested During 2014

The following table sets forth certain information concerning option exercises by our Named Executive Officers and vesting of our common stock held by them during the fiscal year ended December 27, 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Terry McDaniel	—	—	36,644	459,149
Steve Weinberger	—	—	14,395	180,369
E. Brian Foster	10,000	101,100	—	—
Daniel W. Hammer	—	—	—	—
Steven Sklar	—	—	—	—

(1)         Based on the difference between the market price of our common stock on the date of exercise and the exercise price.

(2)         Based on the market price of our common stock on the vesting date.  During 2014, the stock awards that vested for the Named Executive Officers were net-share settled such that the Company withheld shares with value equivalent to the Named Executive Officer’s minimum statutory tax obligation for the applicable income and other employment taxes and remitted cash to the appropriate taxing authorities.  The amounts in the table represent the gross number of shares and value realized upon vesting for each of the Named Executive Officers. The net number of shares acquired by Mr. McDaniel and Mr. Weinberger upon vesting was 24,470 and 9,936, respectively.

2014 Pension Benefits

We do not offer any pension benefits for any of our employees.

2014 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

On January 18, 2007, the Compensation Committee adopted the Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”), effective January 1, 2007.

The Deferred Compensation Plan is a non-qualified deferred compensation plan that allows certain individuals designated by the Company from a select group of management or highly compensated service providers to elect Compensation Deferrals.  Compensation Deferrals under the Deferred Compensation Plan represent obligations of the Company to pay participants certain compensation amounts that the participants have elected to defer.  The Deferred Compensation Plan is intended to provide participants with the ability to defer income that would otherwise be payable to them for tax planning purposes.  The Compensation Deferrals are payable in cash and generally will be paid in either a lump sum or in annual installments over a certain term upon retirement or in a lump sum upon death or other termination of service, according to the terms and conditions of the Deferred Compensation Plan.

Subject to the terms and conditions of the Deferred Compensation Plan, each participant may specify one or more investment funds or benchmarks made available by the administrator of the Deferred Compensation Plan in which their deferrals will be deemed to be invested, and each participant’s deferral account will be adjusted periodically in accordance with the procedures adopted by such administrator to reflect such deemed investments.  A participant’s deferral account will be 100% vested at all times.

The obligation to pay the vested balance of each Deferred Compensation Plan participant’s account will at all times be an unfunded and unsecured obligation of the Company.  Benefits are payable solely from the Company’s general funds and are subject to the risk of corporate insolvency.  Participants will not have any interest in any particular assets of the Company by reason of any obligation created under the Deferred Compensation Plan.  A participant’s right to Compensation Deferrals cannot be transferred, assigned, pledged or encumbered.

As of December 27, 2014, none of the Named Executive Officers have participated in the Deferred Compensation Plan.

Potential Payments upon Termination or Change in Control

Our Named Executive Officers are eligible to receive certain benefits in the event their employment is terminated (i) by the Company without “Cause” (as defined in each respective NEO’s employment agreement), (ii) upon each such NEO’s retirement, disability or death or (iii) in certain circumstances following a Change in Control (as defined in each respective NEO’s employment agreement) of the Company.  The amount of benefits will vary based on the reason for the termination.

The following information sets forth calculations as of December 27, 2014 of the estimated benefits our Named Executive Officers would receive in each of these situations.  Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount such NEO would receive if an eligible termination event were to occur.

In addition to the amounts disclosed below, each Named Executive Officer would retain the amounts that such NEO has earned or accrued over the course of such NEO’s employment prior to the termination event, such as the NEO’s balances under our Deferred Compensation Plan, our 401(k) Plan and previously vested stock options.

Severance Benefits

If the employment of a Named Executive Officer is terminated without Cause, then such NEO will be entitled to receive benefits under such NEO’s employment agreement.  Benefits are not available if a NEO is terminated for Cause.  Each NEO has severance benefits in their respective employment agreements.  The following table sets forth the estimated benefits payable to our Named Executive Officers as severance upon a hypothetical termination of employment, assuming termination on December 27, 2014:

Name	Salary ($)	Bonus (1)	Restricted Stock ($)(2)	Health Benefits ($)	Auto Allowance ($)	Outplacement and Other ($)	Total ($)
Terry McDaniel	473,105	204,991	1,306,896	—	12,000	9,000	2,005,992
Steve Weinberger	155,902	105,406	523,894	—	6,000	9,000	800,202
E. Brian Foster	81,537	58,424	—	3,662	—	5,018	148,641
Daniel W. Hammer	210,000	87,473	—	13,432	—	—	310,905
Steven Sklar	203,597	101,880	29,987	—	9,000	10,000	354,464

(1)         Each Named Executive Officer would be entitled to any applicable prorated bonus at the discretion of the Compensation Committee.  Represents the actual earned bonus as paid in 2014, which was paid at a rate less than the target amount of 100%.

(2)         Amounts include outstanding unvested stock awards, including unvested performance stock awards which vest based on achievement of cumulative three-year EBITDA targets.  If the NEO’s employment is terminated without Cause, or if the NEO resigns for Good Reason, then a portion of the performance shares vest based on the level of performance for the completed fiscal years prior to termination.  If the NEO’s employment ends for any other reason, then the performance shares do not vest and are automatically forfeited.  The dollar values indicated are based on the closing price of our common stock, which was $12.32 per share on December 27, 2014 multiplied by the number of shares estimated for immediate release as of December 27, 2014.

Payments Upon a Change in Control

The following table sets forth the value of the payments to which each Named Executive Officer would be entitled in the event of a hypothetical Change in Control of the Company as of December 27, 2014.

Name	Salary ($)(1)	Bonus (2)	Stock Options ($)(3)	Restricted Stock ($)(4)	Outplacement and Other ($)	Total ($)
Terry McDaniel	473,105	204,991	—	1,607,332	9,000	2,294,428
Steve Weinberger	311,803	105,406	—	632,039	9,000	1,058,248
E. Brian Foster	81,537	58,424	355,750	95,566	8,680	599,957
Daniel W. Hammer	210,000	87,473	—	308,000	—	605,473
Steven Sklar	542,926	101,880	296,595	124,161	10,000	1,075,562

(1)                     Assumes that the NEO’s employment is terminated for Good Reason, within specified time periods before or after the Change in Control.

(2)                     Each Named Executive Officer would be entitled to any applicable prorated bonus at the discretion of the Compensation Committee.  Represents the actual earned bonus as paid in 2014, which was paid at a rate less than the target amount of 100%.

(3)                     Vesting of all unvested options automatically accelerates upon a Change in Control.  The dollar values indicated are based on the difference between exercise price per share and the closing price of our common stock, which was $12.32 per share on December 27, 2014, multiplied by the number of unvested options.

(4)                     Upon a Change in Control, all performance shares are eligible for immediate vesting proportionately based upon the cumulative performance for the most recently completed fiscal year during the period, except to the extent that vesting would constitute an excess parachute payment under Internal Revenue Code Section 280G.  The dollar values indicated are based on the closing price of our common stock, which was $12.32 per share on December 27, 2014 multiplied by the number of shares estimated for immediate release as of December 27, 2014. Additionally, for restricted stock that is not performance-based restricted stock, the vesting all unvested shares of such stock automatically accelerates upon a Change in Control.  The dollar values indicated also includes the value of all unvested non-performance based restricted stock that would immediately vest, determined based on the closing price of our common stock on December 27, 2014, which was $12.32 per share.

Employment Agreements

Terry McDaniel.  The Company entered into an executive employment agreement with Mr. McDaniel on April 17, 2006, employing him as Chief Operating Officer, which agreement was amended on May 8, 2008 when Mr. McDaniel took over as Chief Executive Officer, and amended and restated in its entirety on March 25, 2013.  Pursuant to the terms of this agreement, Mr. McDaniel is an “at will” employee.  Under the terms of his employment agreement, Mr. McDaniel receives an annual base salary of $448,122, eligibility for bonus as determined by the Board of Directors (or the Compensation Committee) in its discretion, an auto allowance of $1,000 per month, and, to the extent eligible thereunder, will be included in the Company’s plans that provide benefits to executive employees, including, medical, dental, vision, disability, life insurance, the 401(k) Plan, sick days, vacation and holidays.  Mr. McDaniel is also eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by the Company on substantially the same or a more favorable basis as any other employee of the Company.

In the event that Mr. McDaniel’s employment is terminated by the Company for Cause (as defined in his employment agreement) or Mr. McDaniel resigns, Mr. McDaniel will be entitled to receive his then current base salary through the date his employment is terminated, but no other compensation of any kind.  In the event Mr. McDaniel’s employment is terminated by the Company without Cause, he will be entitled to receive as severance his then current base salary and monthly car allowance for the twelve-month period following his termination, and up to $9,000 for outplacement services.  In the event of a Change in Control (as defined in his employment agreement), if Mr. McDaniel’s employment is terminated by his resignation within 12 months following such Change in Control, he will be entitled to receive the outplacement services described above, and if his employment is terminated for Good Reason (as defined in his employment agreement), within specified time periods before or after a Change in Control, he will be entitled to receive a lump sum amount equal to his then current annual base salary.

Mr. McDaniel’s employment agreement includes non-competition and non-solicitation provisions that will end one year after Mr. McDaniel’s employment ends and confidentiality provisions that continue indefinitely.

Steve Weinberger.  The Company entered into an executive employment agreement with Mr. Weinberger on July 27, 2006, employing him as Chief Financial Officer, which agreement was amended on May 8, 2008.  Pursuant to the terms of this agreement, Mr. Weinberger is an “at will” employee.  Under the terms of his employment agreement, Mr. Weinberger receives an annual base salary of $270,300, a $60,000 relocation allowance, eligibility for bonus as determined by the Board of Directors (or the Compensation Committee) in its discretion, an auto allowance of $1,000 per month, and, to the extent eligible thereunder, will be included in the Company’s plans that provide benefits to executive employees, including, medical, dental, vision, disability, life insurance, the 401(k) Plan, sick days, vacation and holidays.  Mr. Weinberger is also eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by the Company on substantially the same or a more favorable basis as any other executive of the Company.

In the event that Mr. Weinberger’s employment is terminated by the Company for Cause (as defined in his employment agreement) or Mr. Weinberger resigns, Mr. Weinberger will be entitled to receive his then current base salary through the date his employment is terminated, but no other compensation of any kind.  In the event Mr. Weinberger’s employment is terminated by the Company without Cause, he will be entitled to receive as severance his then current base salary and monthly car allowance for the six-month period following his termination, up to $9,000 for outplacement services and, to the extent that Mr. Weinberger lists the sale of his residence with a licensed real estate broker during such 6-month period and completes the sale of such residence during the 12-month period following expiration of such 6-month period at a sale price less than the amount Mr. Weinberger initially paid for such residence (net of real estate commissions and other closing costs), the Company will reimburse Mr. Weinberger for such loss in a lump sum payment up to a maximum of $66,250.  In the event of a Change in Control (as defined in his employment agreement), if Mr. Weinberger’s employment is terminated by his resignation within 12 months following such Change in Control, he will be entitled to receive the outplacement services described above, and if his employment is terminated for Good Reason (as defined in his employment agreement), within specified time periods before or after a Change in Control, he will be entitled to receive a lump sum amount equal to his then current annual base salary.

Mr. Weinberger’s employment agreement includes non-competition and non-solicitation provisions which will end one year after Mr. Weinberger’s employment ends and confidentiality provisions that continue indefinitely.

E. Brian Foster.  The Company entered into an employment agreement with Mr. Foster on October 11, 2010.  Pursuant to the terms of this agreement, Mr. Foster is an “at will” employee.  In the event that Mr. Foster’s employment is terminated by the Company for Cause (as defined in his employment agreement) or Mr. Foster resigns, Mr. Foster will be entitled to receive his then current base salary through the date his employment is terminated, but no other compensation of any kind.  In the event Mr. Foster’s employment is terminated by the Company without Cause, he will be entitled to receive as severance his then current base salary for the four-month period following his termination and he will remain on the Company provided benefit program for the same four-month period with all applicable employee contributions as if Mr. Foster were still an active employee of the Company.  In the event of a Change in Control (as defined in his employment agreement) that results in Mr. Foster’s loss of employment with the Company, he will be entitled to receive as severance his then current base salary for the four-month period following the date of the Change in Control and he will remain on the Company provided benefit program for the same four-month period with all applicable employee contributions as if Mr. Foster were still an active employee of the Company.

Mr. Foster’s employment agreement includes non-competition and non-solicitation provisions which will end three months and 12 months, respectively, after Mr. Foster’s employment ends and confidentiality provisions that continue indefinitely.

Daniel W. Hammer.  The Company entered into an executive employment agreement with Mr. Hammer on May 27, 2014, employing him as Senior Vice President and General Manager of the Company’s Frozen division.  Pursuant to the terms of his employment agreement, Mr. Hammer is an “at will” employee.  Under the terms of his employment agreement, Mr. Hammer will receive an annual base salary of $280,000, a $75,000 relocation allowance, eligibility for bonus as determined by the Board (or the Compensation Committee) in its discretion, an auto allowance of $1,200 per month, and, to the extent eligible thereunder, will be included in the Company’s plans that provide benefits to executive employees, including, medical, dental, vision, disability, life insurance, the 401(k) Plan, sick days, vacation and holidays.  Mr. Hammer will also be eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by the Company on substantially the same or a more favorable basis as any other employee of the Company.

In the event that Mr. Hammer’s employment is terminated by the Company for Cause (as defined in his employment agreement) or he resigns, Mr. Hammer will be entitled to receive his then current base salary through the date his employment is terminated, but no other compensation of any kind. In the event Mr. Hammer’s employment is terminated by the Company without Cause or he resigns for Good Reason (as defined in his employment agreement), he will be entitled to receive as severance his then current base salary and certain health and dental benefits for the nine-month period following his termination.  In the event of a Change in Control (as defined in his employment agreement), if Mr. Hammer’s employment is terminated within 12 months following such Change in Control, he will be entitled to receive a lump sum amount equal to nine months of his then current annual base salary.

Mr. Hammer’s employment agreement includes non-competition and non-solicitation provisions which will end one year after Mr. Hammer’s employment ends and confidentiality provisions that continue indefinitely.

Steven Sklar.  The Company entered into an executive employment agreement with Mr. Sklar on August 1, 2005, employing him as Senior Vice President of Marketing.  Pursuant to the terms of this agreement, Mr. Sklar is an “at will” employee.  Under the terms of his employment agreement, Mr. Sklar receives an annual base salary of $200,000, a $75,000 relocation allowance, eligibility for bonus as determined by the Board of Directors (or the Compensation Committee) in its discretion, an initial auto allowance of $650 per month (currently $1,000 per month), and, to the extent eligible thereunder, will be included in the Company’s plans that provide benefits to executive employees, including, medical, dental, vision, disability, life insurance, the 401(k) Plan, sick days, vacation and holidays.  Mr. Sklar is also eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by the Company on substantially the same or a more favorable basis as any other executive of the Company.

In the event that Mr. Sklar’s employment is terminated by the Company for Cause (as defined in his employment agreement) or Mr. Sklar resigns, Mr. Sklar will be entitled to receive his then current base salary through the date his employment is terminated, but no other compensation of any kind.  In the event Mr. Sklar’s employment is terminated by the Company without Cause, he will be entitled to receive as severance his then current base salary and monthly car allowance for the nine-month period following his termination, up to $10,000 for outplacement services and any amounts payable under any bonus plans for which Mr. Sklar is eligible to participate as of the date his employment is terminated.  In the event of a Change in Control (as defined in his employment agreement), if Mr. Sklar’s employment is terminated by his resignation within 12 months following such Change in Control, he will be entitled to receive the outplacement services described above, and if his employment is terminated for Good Reason (as defined in his employment agreement), within specified time periods before or after a Change in Control, he will be entitled to receive a lump sum amount equal to (i) 200% of his then current annual base salary, (ii) his monthly car allowance for 12 months, and (iii) any amounts payable under any bonus plans for which Mr. Sklar is eligible to participate as of the date of the Change in Control.

Mr. Sklar’s employment agreement includes non-competition and non-solicitation provisions which will end one year after Mr. Sklar’s employment ends and confidentiality provisions that continue indefinitely.

2014 Compensation of Directors

The following table sets forth information concerning the compensation earned during fiscal year 2014 by each individual who served as a non-employee Director at any time during the fiscal year:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Ashton D. Asensio	40,000	20,423	16,115	—	76,538
Timothy A. Cole(3)	16,251	20,423	16,115	—	52,789
Macon Bryce Edmonson	35,938	20,423	16,115	—	72,476
Harold S. Edwards(4)	17,500	20,423	16,115	—	54,038
Paul J. Lapadat	47,500	20,423	16,115	—	84,038
David L. Meyers	62,500	40,845	32,234	—	135,579
Itzhak Reichman(5)	13,250	—	—	—	13,250

(1)         Represents the grant date fair value of restricted share awards granted during the year, computed in accordance with Statement of Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 718.  The grant date fair value, as calculated in accordance with ASC Topic 718, of fully vested share awards is equal to the closing price of our common stock on the date prior to grant.  Neither estimated forfeitures nor actual forfeitures were included in these amounts.

The aggregate number of stock awards outstanding for each independent Director at the end of fiscal year 2014 is set forth in the following table:

Name	Aggregate Number of Stock Awards Outstanding
Ashton D. Asensio	1,546
Timothy A. Cole	1,546
Macon Bryce Edmonson	1,546
Harold S. Edwards	1,546
Paul J. Lapadat	1,546
David L. Meyers	3,092
Itzhak Reichman	—

(2)         Represents the grant date fair value of non-qualified stock option awards granted during the year, computed in accordance with ASC Topic 718.  Refer to Note 1 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 27, 2014, for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted.  Neither estimated forfeitures nor actual forfeitures were included in these amounts.

The aggregate number of non-qualified stock option awards outstanding for each independent Director at the end of fiscal year 2014 is set forth in the following table:

Name	Aggregate Number of Option Awards Outstanding
Ashton D. Asensio	23,093
Timothy A. Cole	3,093
Macon Bryce Edmonson	8,093
Harold S. Edwards	3,093
Paul J. Lapadat	8,093
David L. Meyers	13,687
Itzhak Reichman	—

(3)         Mr. Cole joined the Board of Directors and became a member of the Compensation Committee effective May 14, 2014.

(4)         Mr. Edwards joined the Board of Directors and became a member of the Audit Committee effective May 14, 2014.

(5)         Mr. Reichman resigned from the Board of Directors effective May 14, 2014.

Only non-employee Directors are compensated for their services as Directors.  The Company’s 2014 compensation package for non-employee Directors was comprised of cash (annual retainers and committee meeting fees), stock option grants, and restricted share grants.  The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent our stockholders and positioned to approximate the median of our peer group.

The Company’s 2014 compensation for non-employee Directors consisted of the following:

Annual Retainers.  Each independent Director is paid an annual retainer of $25,000.  Our Chairman receives an additional annual retainer of $30,000 for his service as Chairman.  The Chairman of the Audit Committee receives an additional annual retainer of $15,000, and the other members of the Audit Committee each receive an additional annual retainer of $10,000.  The Chairman of the Compensation Committee receives an additional annual retainer of $12,500, and the other members of the Compensation Committee each receive an additional annual retainer of $7,500.  The annual cash retainers are paid in quarterly installments.

Meeting Fees.  There are no individual meeting fees.  If a Director does not attend (in person or by telephone) a regular quarterly meeting, the Director forfeits $3,125 of the Director’s annual retainer for that meeting.

Stock Options.  Each year after each annual meeting of stockholders, each independent Director receives an option to purchase shares of our common stock at an exercise price per share equal to the closing price at the end of the day of the annual meeting, which options vest on the date of the next annual meeting of stockholders and expire ten years after the date of grant.  In May 2014, the Company granted options to purchase 3,093 shares of our common stock to each independent Director, excluding the Chairman, elected at the 2014 annual meeting of stockholders, at an exercise price of $13.21 per share.  The Company granted to the Chairman options to purchase 6,187 at an exercise price of $13.21 per share.

Restricted Stock.  Each year after each annual meeting of stockholders, each independent Director receives a grant of our restricted common stock, which grants vest on the date of the next annual meeting of stockholders.  In May 2014, the Company granted 1,546 shares of our restricted common stock to each independent Director, excluding the Chairman, elected at the 2014 annual meeting of stockholders. The Company granted 3,092 shares of restricted common stock to the Chairman.

Business Expenses.  Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and for other expenses incurred in their capacity as Directors.

Director and Officer Liability Insurance.  Director and officer (“D&O”) liability insurance individually insures our Directors and officers against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf.  Our D&O insurance policy does not break out the premium for Directors versus officers and, therefore, a dollar amount cannot be assigned for individual Directors.

Compensation Committee Interlocks and Insider Participation

Effective January 13, 2013, Mr. Edmonson, a member of our Board of Directors and former member of our Compensation Committee, was named Chief Executive Officer of Bland Farms, LLC, the parent company of Vidalia Brands, Inc., with whom we have a broker agreement and a license to sell our Vidalia® brand snack products, and a supply agreement to obtain sweet onion puree.  During fiscal year 2014, the Company paid approximately $216,000 to Vidalia Brands, Inc. Mr. Edmonson resigned from the Compensation Committee effective May 14, 2014.

None of the members of the Compensation Committee are or have been an officer or employee of the Company. Except as disclosed above, during the fiscal year ended December 27, 2014, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During the fiscal year ended December 27, 2014, none of the Company’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be incorporated by reference into any previous filing by us under either the Securities Act, or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

We have reviewed and discussed with management the “Compensation Discussion and Analysis” Section of the Company’s 2015 Proxy Statement.  Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this 2015 Proxy Statement.

COMPENSATION COMMITTEE

Paul J. Lapadat, Chair

Timothy A. Cole

David L. Meyers

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under procedures adopted by the Board of Directors, all related party transactions must be reviewed, approved or ratified by a majority of the disinterested members of the Board of Directors.  For purposes of the procedures, the term “related party transaction” means any transaction that is required to be disclosed in the Company’s proxy statements or other filings with the SEC pursuant to Item 404(a) of Regulation S-K under the Exchange Act and any material “conflict of interest” transaction with a Director.  Pursuant to its written Charter, the Audit Committee must also review and approve or ratify all related party transactions.

In determining whether to approve or ratify a related party transaction, the Audit Committee and Board of Directors looks to whether the related party transaction is on terms and conditions no less favorable to the Company than may reasonably be expected in arm’s-length transactions with unrelated parties and the extent of the related party’s interest in the transaction.  The Audit Committee and the Board of Directors will also consider such other factors as it may determine in circumstances of a particular transaction.

If advance approval is not feasible, the related party transaction will be considered and, if the Audit Committee and the Board of Directors determines it to be appropriate, ratified at the Audit Committee’s and the Board of Directors’ next regularly scheduled meetings.

Further, our Code of Business Conduct and Ethics provided that our Directors, officers and employees to report situations that conflict or appear to conflict with the interests of the Company.

Effective January 13, 2013, Mr. Edmonson, a member of our Board of Directors, was named Chief Executive Officer of Bland Farms, LLC, the parent company of Vidalia Brands, Inc., with whom we have a broker agreement and a license to sell our Vidalia® brand snack products, and a supply agreement to obtain sweet onion puree.  During fiscal year 2014, the Company paid approximately $216,000 to Vidalia Brands, Inc.  This transaction was reviewed and approved as a related party transaction pursuant to the procedures set forth above.

Except as described in the previous paragraphs and except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this 2015 Proxy Statement, there were no transactions during our fiscal year ended December 27, 2014 and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 in which any Director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of the Record Date by (i) each stockholder who is known by us to beneficially own more than 5% of our common stock, (ii) each of our Directors, (iii) each of our Named Executive Officers, and (iv) all of our Directors and executive officers as a group.

Unless otherwise noted, the address of each person named in the table is 5415 East High Street, Suite 350, Phoenix, Arizona  85054.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock (2)		Percent of Shares of Common Stock Beneficially Owned (3)
5% Holders:
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	1,249,898	(4)	6.4
Stephens Investment Management Group LLC 111 Center Street, Little Rock, AR 72201	1,000,801	(5)	5.1
First Wilshire Securities Management, Inc. 1224 East Green Street, Suite 200, Pasadena, CA 91106	969,668	(6)	5.0

Directors and Executive Officers:
Terry McDaniel	410,204	(3)(7)	2.1
Steve Weinberger	175,072	(3)(7)	*
E. Brian Foster	35,082	(3)	*
Daniel W. Hammer	30,000	(3)	*
Steven Sklar	209,500	(3)(7)	1.1
Ashton D. Asensio	47,622	(3)(8)	*
Timothy A. Cole	4,639	(3)(8)	*
Macon Bryce Edmonson	45,824	(3)(8)	*
Harold S. Edwards	4,639	(3)(8)	*
David L. Meyers	20,529	(3)(8)	*
Paul J. Lapadat	12,139	(3)(8)	*
Executive Officers and Directors as a group (12 persons)	1,059,250	(9)	5.4

*                 Less than 1%.

(1)         Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)         Calculated on the basis of 19,549,796 shares of our common stock outstanding as of the Record Date, plus any additional shares of our common stock that a stockholder has the right to acquire within 60 days of the Record Date.  Restricted stock reflected in the table is forfeitable until vested.

(3)         Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days of the Record Date upon the exercise of options.  Includes shares issuable to the indicated person upon exercise of stock options that are exercisable within 60 days of the Record Date as follows: Mr. McDaniel — 39,200; Mr. Weinberger — 20,400; Mr. Foster — 35,000; Mr. Hammer — 5,000; Mr. Sklar — 184,500; Mr. Asensio — 23,093; Mr. Cole — 3,093; Mr. Edmonson — 8,093; Mr. Edwards — 3,093; Mr. Meyers —13,687; and Mr. Lapadat — 8,093.  Excludes 116,000 shares issuable upon the exercise of stock options that have not yet vested and are not exercisable within 60 days of the Record Date.

(4)         According to Schedule 13G/A filed by the holder with the SEC on January 30, 2015 disclosing sole voting power with respect to 1,234,526 shares and sole dispositive power with respect to 1,249,898 shares.

(5)         According to Schedule 13G filed by the holder with the SEC on February 2, 2015 disclosing shared voting power with respect to 745,632 shares and sole dispositive power with respect to 1,000,801 shares.

(6)         According to Schedule 13G/A filed by the holder with the SEC on November 17, 2014 disclosing sole voting power with respect to 290,726 shares and sole dispositive power with respect to 969,668 shares.

(7)         Includes unvested performance-based restricted shares with voting rights, issued under the 2005 Plan in the following amounts: Mr. McDaniel — 74,386; Mr. Weinberger — 30,278; and Mr. Sklar — 7,644.

(8)         Includes unvested restricted shares with voting rights, issued under the 2005 Plan in the following amounts: Mr. Meyers — 3,092; Mr. Asensio — 1,546; Mr. Cole — 1,546; Mr. Edmonson — 1,546; Mr. Edwards — 1,546; and Mr. Lapadat — 1,546.

(9)         See footnotes 3, 7 and 8 above.  Includes 407,252 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.  Excludes 116,000 shares issuable upon the exercise of stock options that have not yet vested and are not exercisable within 60 days of the Record Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and Directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC.  Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, Directors and greater-than-10% stockholders during the fiscal year ended December 27, 2014 were satisfied.

STOCKHOLDER PROPOSALS OR NOMINATIONS
TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2016 annual meeting of stockholders.  These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Corporate Secretary at our principal executive offices no later than the close of business on December 12, 2015 (120 days prior to the anniversary of this year’s mailing date).  Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.  Our Compensation Committee reviews all stockholder proposals and makes recommendations to the Board of Directors for actions on such proposals.  For information on qualifications of Director nominees considered by our Compensation Committee, see the “Corporate Governance” section of this 2015 Proxy Statement.

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules.  For a stockholder proposal to be included in our proxy materials for the 2016 annual meeting of stockholders, the proposal must be received at our principal executive offices, addressed to the Corporate Secretary, not later than December 12, 2015 (120 days prior to the anniversary of this year’s mailing date).  Should stockholder business, including nominations or proposals, be brought before the 2016 annual meeting of stockholders, regardless of whether it is included in our proxy materials, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Corporate Secretary at our principal executive offices, prior to the close of business on February 25, 2016 (45 days prior to the anniversary of this year’s mailing date).

TRANSACTION OF OTHER BUSINESS

As of the date of this 2015 Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2015 Annual Meeting other than as described in this 2015 Proxy Statement.  If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding the Company’s stock but sharing the same address, we have adopted a procedure approved by the SEC called ‘householding.”  Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies.  This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.  Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our Corporate Secretary, and we will promptly send you what you have requested.  However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s 2015 Annual Meeting, you should follow the instructions included in the proxy materials that were sent to you. You can also contact our Corporate Secretary at (623) 932-6200 if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
AND 2014 ANNUAL REPORT TO STOCKHOLDERS

The Company is required to provide a copy of the 2014 Annual Report to our stockholders who receive this 2015 Proxy Statement.  The Company will also provide copies of the 2014 Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record.  Additional copies of the 2014 Annual Report, along with copies of the Company’s Annual Report on Form 10-Kfor the fiscal year ended December 27, 2014 (not including documents incorporated by reference) are available, without charge, to stockholders upon written request to the Company as follows:

Inventure Foods, Inc.

Attention: Corporate Secretary

5415 East High Street, Suite 350

Phoenix, Arizona  85054

You may view the Company’s filings with the SEC and the proxy materials by visiting the Company’s website at www.inventurefoods.com on the “SEC Filings” and “Annual Report and Proxy” sections of the “Investor Relations” page.

By order of the Board of Directors

/s/ Steve Weinberger
Secretary

April 20, 2015

APPENDIX A

Inventure Foods, Inc.

2015 Equity Incentive Plan

1.                                      ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1                               Establishment.  The Inventure Foods, Inc. 2015 Equity Incentive Plan (the “Plan”) is hereby established effective as of May 20, 2015, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2                               Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3                               Term of Plan.  The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.                                      DEFINITIONS AND CONSTRUCTION.

2.1                               Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)                                 “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities.  For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b)                                 “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c)                                  “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f)                                   “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g)                                  “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(h)                                 “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:

(i)                                     any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)                                  an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ee)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)                               a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i)                                     “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j)                                    “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board.  If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k)                                 “Company” means Inventure Foods, Inc., a Delaware corporation, and any successor corporation thereto.

(l)                                     “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m)                             “Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who, with respect to a Performance Award, is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(n)                                 “Director” means a member of the Board.

(o)                                 “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(p)                                 “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(q)                                 “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(r)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)                                   “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)                                     Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)                                  Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A.  The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii)                               If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(t)                                    “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(u)                                 “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(v)                                 “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(w)                               “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(x)                                 “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(y)                                 “Nonemployee Director” means a Director who is not an Employee.

(z)                                  “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(aa)                          “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(bb)                          “Officer” means any person designated by the Board as an officer of the Company.

(cc)                            “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(dd)                          “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(ee)                            “Ownership Change Event” means the occurrence of any of the following with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of

Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(ff)                              “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(gg)                            “Participant” means any eligible person who has been granted one or more Awards.

(hh)                          “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(ii)                                  “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(jj)                                “Performance Award” means an Award of Performance Shares or Performance Units.

(kk)                          “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(ll)                                  “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

(mm)                  “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(nn)                          “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(oo)                          “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(pp)                          “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(qq)                          “Predecessor Plan” means the Company’s Amended and Restated 2005 Equity Incentive Plan.

(rr)                                “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(ss)                              “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(tt)                                “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(uu)                          “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

(vv)                          “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ww)                      “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(xx)                          “Section 162(m)” means Section 162(m) of the Code.

(yy)                          “Section 409A” means Section 409A of the Code.

(zz)                            “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(aaa)                   “Securities Act” means the Securities Act of 1933, as amended.

(bbb)                   “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant.  Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.  However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(ccc)                      “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

(ddd)                   “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(eee)                      “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(fff)                         “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ggg)                      “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors,

Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(hhh)                   “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2                               Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.                                      ADMINISTRATION.

3.1                               Administration by the Committee.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.  All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2                               Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.  To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider or a Covered Employee, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

3.3                               Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4                               Committee Complying with Section 162(m).  If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5                               Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)                                 to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b)                                 to determine the type of Award granted;

(c)                                  to determine whether an Award granted to a Covered Employee shall be intended to result in Performance-Based Compensation;

(d)                                 to determine the Fair Market Value of shares of Stock or other property;

(e)                                  to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(f)                                   to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(g)                                  to approve one or more forms of Award Agreement;

(h)                                 to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(i)                                     to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(j)                                    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(k)                                 to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6                               Option or SAR Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof.  This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.4.

3.7                               Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.                                      SHARES SUBJECT TO PLAN.

4.1                               Maximum Number of Shares Issuable.  Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to 1,400,560 shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2                               Adjustment for Unissued or Forfeited Predecessor Plan Shares.  The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:

(a)                                 the number of shares of Stock subject to that portion of any option or other award outstanding pursuant to the Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and

(b)                                 the number of shares of Stock acquired pursuant to the Predecessor Plan subject to forfeiture or repurchase by the Company for an amount not greater than the Participant’s purchase price which, on or after the Effective Date, is so forfeited or repurchased;

provided, however, that the aggregate number of shares of Stock authorized for issuance under the Predecessor Plan that may become authorized for issuance under the Plan pursuant to this Section 4.2 shall not exceed 250,000 shares.

4.3                               Share Counting.  If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.  Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised.  If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.  Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 16.2 shall again be available for issuance under the Plan.

4.4                               Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3 and Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion.  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent.  In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.  The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods.  The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.5                               Assumption or Substitution of Awards.  The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5.                                      ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1                               Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors.

5.2                               Participation in the Plan.  Awards are granted solely at the discretion of the Committee.  Eligible persons may be granted more than one Award.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3                               Incentive Stock Option Limitations.

(a)                                 Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 1,400,560 shares.  The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.

(b)                                 Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”).  Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c)                                  Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

5.4                               Section 162(m) Award Limits.  Subject to adjustment as provided in Section 4.4, no Covered Employee shall be granted within any fiscal year of the Company one or more share-denominated Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate are for more than 250,000 shares or one or more cash-denominated Awards which could result in such Covered Employee receiving more than $5,000,000 or the equivalent value in shares for each full fiscal year of the Company contained in the Performance Period for such Award.

5.5                               Nonemployee Director Award Limit.  No Nonemployee Director shall be granted within any fiscal year of the Company one or more Nonemployee Director Awards pursuant to the Plan which in the aggregate are for more than a number of shares of Stock determined by dividing $150,000 by the Fair Market Value of a share of Stock determined on the last trading day immediately preceding the date on which the applicable Nonemployee Director Award is granted.

5.6                               Minimum Vesting.  Except with respect to five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Section 4, no Award which vests on the basis of the Participant’s continued Service shall vest earlier than one year following the date of grant of such Award; provided, however, that such limitation shall not preclude the acceleration of vesting of such Award upon the death, disability, involuntary termination of Service of the Participant or in connection with a Change in Control, as determined by the Committee in its discretion.

6.                                      STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish.  Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1                               Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2                               Exercisability and Term of Options.  Subject to Section 5.6, Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act).  Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3                               Payment of Exercise Price.

(a)                                 Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof.  The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)                                 Limitations on Forms of Consideration.

(i)                                     Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii)                                  Stock Tender Exercise.  A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised.  A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii)                               Net Exercise.  A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4                               Effect of Termination of Service.

(a)                                 Option Exercisability.  Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i)                                     Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)                                  Death.  If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.  The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

(iii)                               Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv)                              Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)                                 Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5                               Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7.                                      STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish.  Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1                               Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”).  A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2                               Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.  Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3                               Exercisability and Term of SARs.

(a)                                 Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms.  A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled.  Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised.  Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)                                 Freestanding SARs.  Subject to Section 5.6, freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act).  Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4                               Exercise of SARs.  Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.  Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR.  When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR.  For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5                               Deemed Exercise of SARs.  If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6                               Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7                               Transferability of SARs.  During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a

Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8.                                      RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish.  Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1                               Types of Restricted Stock Awards Authorized.  Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right.  Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4.  If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2                               Purchase Price.  The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion.  No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3                               Purchase Period.  A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4                               Payment of Purchase Price.  Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5                               Vesting and Restrictions on Transfer.  Subject to Section 5.6, shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8.  The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6                               Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders).  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7                               Effect of Termination of Service.  Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8                               Nontransferability of Restricted Stock Award Rights.  Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution.  All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.                                      RESTRICTED STOCK UNITS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish.  Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1                               Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4.  If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2                               Purchase Price.  No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3                               Vesting.  Subject to Section 5.6, Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the last day of the calendar year in which the original vesting date occurred.

9.4                               Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.  Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee.  The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  If so determined by the Committee and provided by the Award Agreement, such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5                               Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6                               Settlement of Restricted Stock Unit Awards.  The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any.  If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement.  Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7                               Nontransferability of Restricted Stock Unit Awards.  The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.                               PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish.  Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1                        Types of Performance Awards Authorized.  Performance Awards may be granted in the form of either Performance Shares or Performance Units.  Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2                        Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant.  The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3                        Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant.  Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain.  Once established, the Performance Goals and Performance Award Formula applicable to a Performance Award intended to result in the payment of Performance-Based Compensation to a Covered Employee shall not be changed during the Performance Period.  The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4                        Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)                                 Performance Measures.  Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award.  As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee.  Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.  Performance Measures may be based upon one or more of the following, as determined by the Committee:

(i)                                             revenue;

(ii)                                          sales, including sales growth and volume;

(iii)                                       expenses;

(iv)                                      operating income;

(v)                                         gross margin;

(vi)                                      operating margin;

(vii)                                   operating profit;

(viii)                                earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(ix)                                      pre-tax profit;

(x)                                         profit margin;

(xi)                                      net operating income;

(xii)                                   net income;

(xiii)                                economic value added;

(xiv)                               free cash flow;

(xv)                                  operating cash flow;

(xvi)                               balance of cash, cash equivalents and marketable securities;

(xvii)                            stock price;

(xviii)                         earnings per share;

(xix)                               return on stockholder equity;

(xx)                                  return on capital;

(xxi)                               return on assets;

(xxii)                            return on investment;

(xxiii)                         return on operating revenue;

(xxiv)                        total stockholder return;

(xxv)                           employee satisfaction;

(xxvi)                        employee retention;

(xxvii)                     market share;

(xxviii)                  market price;

(xxix)                        customer satisfaction;

(xxx)                           brand recognition/acceptance;

(xxxi)                        product development;

(xxxii)                     productivity

(xxxiii)                  research and development expenses;

(xxxiv)                 completion of an identified special project; and

(xxxv)                    completion of a joint venture or other corporate transaction.

(b)                                 Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period.  A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5                        Settlement of Performance Awards.

(a)                                 Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)                                 Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.  If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.  No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

(c)                                  Effect of Leaves of Absence.  Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d)                                 Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)                                  Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such

Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award.  Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.  Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum.  If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement.  If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f)                                   Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement.  Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5.  Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6                        Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited.  Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee.  The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable.  Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5.  Dividend Equivalent Rights shall not be paid with respect to Performance Units.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7                        Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)                                 Death or Disability.  If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period.  Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b)                                 Other Termination of Service.  If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a).  Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8                        Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.                               CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish.  Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1                        Grant of Cash-Based Awards.  Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2                        Grant of Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine.  Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3                        Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee.  Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee.  The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.  The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4                        Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.  Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines.  The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10.

11.5                        Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award.  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.  Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4.  Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6                        Effect of Termination of Service.  Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service.  Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7                        Nontransferability of Cash-Based Awards and Other Stock-Based Awards.  Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12.                               STANDARD FORMS OF AWARD AGREEMENT.

12.1                        Award Agreements.  Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time.  No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2                        Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.                               CHANGE IN CONTROL.

13.1                        Effect of Change in Control on Awards.  Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a)                                 Accelerated Vesting.  In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the

Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.

(b)                                 Assumption, Continuation or Substitution.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable.  For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control.  Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)                                  Cash-Out of Outstanding Stock-Based Awards.  The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award.  In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof.  Payment pursuant to this Section shall be subject to reduction for applicable withholding taxes.

13.2                        Effect of Change in Control on Nonemployee Director Awards.  Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

13.3                        Federal Excise Tax Under Section 4999 of the Code.

(a)                                 Excess Parachute Payment.  If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)                                 Determination by Independent Accountants.  To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the

Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”).  As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant.  For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination.  The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.

14.                               COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.                               COMPLIANCE WITH SECTION 409A.

15.1                        Awards Subject to Section 409A.  The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed.  The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation.  Such Awards may include, without limitation:

(a)                                 A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)                                 Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture.  For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2                        Deferral and/or Distribution Elections.  Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a)                                 Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b)                                 Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c)                                  Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3                        Subsequent Elections.  Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a)                                 No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b)                                 Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c)                                  No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d)                                 Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4                        Payment of Section 409A Deferred Compensation.

(a)                                 Permissible Payments.  Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i)                                     The Participant’s “separation from service” (as defined by Section 409A);

(ii)                                  The Participant’s becoming “disabled” (as defined by Section 409A);

(iii)                               The Participant’s death;

(iv)                              A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v)                                 A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi)                              The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b)                                 Installment Payments.  It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c)                                  Required Delay in Payment to Specified Employee Pursuant to Separation from Service.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death.  All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d)                                 Payment Upon Disability.  All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election.  If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e)                                  Payment Upon Death.  If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.  If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f)                                   Payment Upon Change in Control.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.  If the event does not constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A, any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g)                                  Payment Upon Unforeseeable Emergency.  The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency.  In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award.  All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred.  The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h)                                 Prohibition of Acceleration of Payments.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i)                                     No Representation Regarding Section 409A Compliance.  Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A.  No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16.                               TAX WITHHOLDING.

16.1                        Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto.  The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2                        Withholding in or Directed Sale of Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates if required to avoid adverse accounting treatment.  The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17.                               AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time.  However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2, 4.3 and 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted.  No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee.  Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant.  Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.                               MISCELLANEOUS PROVISIONS.

18.1                        Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2                        Forfeiture Events.

(a)                                 The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.  Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement.

(b)                                 If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

18.3                        Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4                        Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time.  To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5                        Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

18.6                        Delivery of Title to Shares.  Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7                        Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8                        Retirement and Welfare Plans.  Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.9                        Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10                 Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11                 No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12                 Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company.  The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13                 Choice of Law.  Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

ANNUAL MEETING OF STOCKHOLDERS OF

INVENTURE FOODS, INC.

May 20, 2015

PROXY CARD

The Company’s Notice of 2015 Annual Meeting of Stockholders, 2015 Proxy Statement, and 2014 Annual Report

are available at www.inventurefoods.com by choosing “Investor Relations” and then the “Annual Report and Proxy” links.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS IN ITEM 1 AND “FOR” ITEMS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:

☐	FOR ALL NOMINEES	☐	Ashton D. Asensio
		☐	Timothy A. Cole
☐	WITHHOLD AUTHORITY	☐	Macon Bryce Edmonson
	FOR ALL NOMINEES	☐	Harold S. Edwards
		☐	Paul J. Lapadat
☐	FOR ALL EXCEPT	☐	Terry McDaniel
	(See instructions below)	☐	David L. Meyers

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒

			FOR	AGAINST	ABSTAIN
2.	Approve the Inventure Foods, Inc. 2015 Equity Incentive Plan.		☐	☐	☐
3.	Ratify selection of Moss Adams LLP as independent registered public accounting firm.		☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:		Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

INVENTURE FOODS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Terry McDaniel and Steve Weinberger, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of common stock, par value $.01 per share, of Inventure Foods, Inc. (the “Company”) held of record by the undersigned on April 6, 2015, at the Annual Meeting of Stockholders of the Company to be held on May 20, 2015 or any adjournments or postponements thereof (the “2015 Annual Meeting”), on the matters set forth on the reverse side of this Proxy, and, in their discretion, upon all matters incident to the conduct of the 2015 Annual Meeting and upon such other matters as may properly be brought before the 2015 Annual Meeting.  This Proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein.  If no direction is made, this Proxy will be voted “FOR” the election of ALL Nominees as Directors in Item 1 and “FOR” Items 2 and 3.

(Continued and to be signed on the reverse side)